UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

VAALCO ENERGY, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vaalco Energy, Inc. (NYSE:EGY; LSE:EGY) (“Vaalco” or “we” or “us” or the “Company”) is an independent energy company focused on profitably and sustainably growing value. Vaalco’s diversified portfolio of production, development and exploration assets are located in Gabon, Egypt, Côte d’Ivoire, Equatorial Guinea and Nigeria.

2025 marked another year in which we delivered consistent quarterly results that either met or exceeded our guidance. Since 2021, we have transformed Vaalco by expanding our asset base through acquisitions and organic growth. We have accomplished all of this without losing sight of our commitment to sustainably return value to our shareholders, having returned over $115 million of cash through dividends and buybacks since the fourth quarter of 2021, as of December 31, 2025.

We are a well-respected operator and non-operator with good working relationships across the jurisdictions where we explore, develop, and produce. We have a strong management team with decades of relevant experience. We remain focused on creating shareholder value by continuing to execute our strategic vision.

2026 Proxy Statement
A Letter from the Board of Directors
DEAR FELLOW SHAREHOLDERS:
We continued to deliver solid operational and financial results in 2025, while meeting or exceeding our quarterly guidance targets. Our entire organization is actively working to deliver sustainable growth and strong results to continue funding our capital programs, while also returning value to our shareholders through a top-quartile dividend. In 2025, we returned another $26.5 million in dividends. Since Q4 2021, we have returned over $115 million through dividends and share buybacks, as of December 31, 2025.
Over the past five years, we have achieved many milestones that reflect the hard work of our employees in transforming Vaalco into the diversified Company that it is today. We have successfully grown from a single asset company delivering around 5,000 BOPD to a diversified, multi-country operator that we believe we have shown is well on the way to achieving our goal of 50,000 BOEPD. As we look to the future, our focus remains fixed on maximizing value and generating strong operational cash flow to fund our numerous organic opportunities moving forward, all while continuing to return capital to our shareholders. We are in an enviable financial position, with a much stronger and diverse portfolio of producing assets with significant future upside potential.
In early 2026, we divested our Canadian assets, and we added to our Côte d’Ivoire position by being named operator with a 60% working interest (“WI”) in the Kossipo field on the CI-40 Block. We have rationalized our portfolio, adding high upside opportunities at good prices and we are poised to deliver meaningful organic growth in the future. In Gabon, we have an extensive drilling campaign underway at Etame that we expect to add reserves and production. The Floating Production, Storage, and Offloading vessel (“FPSO”) refurbishment project at the Baobab field in Côte d’Ivoire is nearly complete and we are working with the operator on the development drilling program that will begin later this year. Also, in Côte d’Ivoire, we are reprocessing and interpreting seismic in preparation for drilling up to two exploration wells on block CI-705, where we are the operator with 70% WI. At Kossipo, we are working on a field development plan using new ocean bottom node seismic data that is expected to help de-risk and enhance our evaluation and development plan. In Egypt, we completed a successful year-long drilling campaign in the fourth quarter of 2025 and in 2026 we have an ongoing production optimization workover and recompletion program underway. In Equatorial Guinea, we have completed our initial Front-End Engineering and Design study that confirmed the viability of the development concept and are currently evaluating alternative technical solutions which may deliver enhanced economic value to our discovery.
On behalf of Vaalco’s executive management and employee team, we want to thank all of our shareholders for your continued support. Your vote is very important to us, and we encourage you to review the enclosed proxy statement and to promptly vote to ensure that your shares are represented at the Annual Meeting.
Signed,
The Board of Directors
(1)
All WI production rates and volumes are Vaalco’s working interest volumes.

We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe these rules enable us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment. In accordance with these rules, beginning on or about April 24, 2026, we sent a Notice of Internet Availability of Proxy Materials to our shareholders.

Vaalco Energy, Inc.
Notice of Annual Meeting of Shareholders
TO THE SHAREHOLDERS OF VAALCO ENERGY, INC.:
The 2026 Annual Meeting of Shareholders of Vaalco Energy, Inc. (the “Company”) will be held at the Hilton Houston Westchase, 9999 Westheimer Road, Houston, Texas 77042 on Thursday, June 4, 2026, at 9:00 a.m. Central Time (the “Annual Meeting”). We intend to hold our annual meeting in person.
THE ANNUAL MEETING IS BEING HELD:
1.	To elect five directors, each for a term of one year;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.
To approve an amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to increase the number of shares reserved for issuance, revise share reservation and recycling rules, and extend the term of the plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment, postponement or recess thereof, only if you were a shareholder of record at the close of business on April 10, 2026.
We are providing our shareholders access to our proxy materials over the internet. To do this, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 24, 2026. The Notice contains instructions on how to access those documents over the internet, and how to request a paper copy of our proxy materials.
ADMISSION An admission ticket or proof of stock ownership is required to enter the Annual Meeting. See page 14, “Voting and Other Procedures Related to the Annual Meeting” for further information.
DATE Thursday, June 4, 2026
TIME 9:00 a.m. Central Time
PLACE Hilton Houston Westchase 9999 Westheimer Road Houston, Texas 77042
Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Shareholders who receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of meetings of shareholders on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates that election.
By Order of the Board of Directors,
Andrew L. Fawthrop
Chair of the Board
Houston, Texas
April 24, 2026
YOUR VOTE IS IMPORTANT!
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 4, 2026, AT 9:00 A.M., CENTRAL TIME:
The Proxy Statement and our Annual Report for 2025 are available at www.proxyvote.com.
If you have any questions or need assistance voting your shares, please call Vaalco Investor Relations (Al Petrie Advisors) at (713) 543-3422.

2026 Proxy Statement
HOW TO VOTE IF YOU HOLD YOUR SHARES IN STREET NAME (E.G., YOU ARE THE BENEFICIAL OWNER OF SHARES HELD BY YOUR BROKER):
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Website: www.proxyvote.com

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By phone: 1-800-454-8683; or

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If you elected to receive printed proxy materials, you may return the voting instruction form in the enclosed postage-paid envelope.

HOW TO VOTE IF YOU ARE A RECORD OWNER:
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Website: www.proxyvote.com;

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By phone: 1-800-690-6903; or

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If you elected to receive printed proxy materials by mail, mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vaalco Energy, Inc.

2026 Proxy Statement
PROXY STATEMENT
2026 Annual Meeting of Shareholders
This Proxy Statement is provided in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at our 2026 Annual Meeting of Shareholders (our “Annual Meeting”), and at any postponement, adjournment or recess of the Annual Meeting.
In this Proxy Statement, Vaalco Energy, Inc. is referred to as the “Company,” “our Company,” “we,” “our,” “us” or “Vaalco.”
MATTERS TO BE VOTED ON
	Item for Business	Board Vote Recommendation	Further Details
1.	Election of five directors	FOR EACH DIRECTOR NOMINEE	18
2.	Ratification of the appointment of independent registered public accounting firm	FOR	36
3.	Advisory resolution on executive compensation	FOR	39
4.	Approval of an amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to increase the number of shares reserved for issuance, revise share reservation and recycling rules and extend the term of the plan	FOR	80
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL.
GOVERNANCE PRINCIPLES
The Board’s Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on Vaalco’s website at www.vaalco.com. This website also makes available the charters for each of the Audit Committee, Compensation Committee, and Environmental, Social and Governance (“ESG”) Committee, and other corporate governance materials.(1) These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Principles, committee charters and key practices as warranted.
(1)
Information appearing on or connected to our website, including our Corporate Governance Principles, the charters of our Audit, Compensation, and ESG Committees, and other corporate governance materials is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

Vaalco Energy, Inc.
Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider in making voting decisions. You should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING INFORMATION
The Board is soliciting proxies for our 2026 Annual Meeting and any adjournment, postponement or recess thereof.
Time and Date:	9:00 a.m. Central Time, on June 4, 2026
Location:	Hilton Houston Westchase 9999 Westheimer Road Houston, Texas 77042
Record Date:	April 10, 2026
Proxy Materials Distribution Date:	April 24, 2026
Voting Rights:	Each share of common stock held as of the record date is entitled to one vote
Electronic Access to Proxy Materials and Voting:	www.proxyvote.com
ITEMS OF BUSINESS AND VOTING RECOMMENDATIONS
	Item for Business	Board Vote Recommendation	Further Details
1.	Election of five directors	FOR EACH DIRECTOR NOMINEE	18
2.	Ratification of the appointment of independent registered public accounting firm	FOR	36
3.	Advisory resolution on executive compensation	FOR	39
4.	Approval of an amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to increase the number of shares reserved for issuance, revise share reservation and recycling rules, and extend the term of the plan	FOR	80
FINANCIAL AND BUSINESS INFORMATION
We are a Houston, Texas-based, African-focused independent energy company with strong production and reserves across our portfolio of assets in Gabon, Egypt, Côte d’Ivoire, Equatorial Guinea and Nigeria. We engage in the acquisition, exploration, development and production of crude oil, natural gas and natural gas liquids (“NGL”).

2026 Proxy Statement
2025 FULL YEAR HIGHLIGHTS
This was a year of heavy investment for future growth. We invested $236 million in capital expenditures, which included drilling in Gabon and Egypt and taking production offline at CI-40 in Côte d’Ivoire to fully refurbish the Floating Production Storage and Offloading vessel (“FPSO”). While positioning ourselves for future growth in 2025, we
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Met or exceeded guidance every quarter.

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Expanded our strategic footprint in Cote d’Ivoire, a well-established and investment-friendly country, by acquiring a 70% working interest (“WI”) in, and confirmed operatorship of, the CI-705 block.

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Reported year-end 2025 reserves of 43.0 MMBOE (net), which included 4 MMBOE (net) of positive revisions, organic additions and extensions, replacing two-thirds of 2025 production.

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Entered new reserves-based lending facility with a current commitment level of  $255 million and the ability to grow to $300 million.

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Drove collections in Egypt such that, by year end, all aged receivables were made largely current.

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Returned $26.5 million to shareholders in 2025 through dividends.

2026 ACCOMPLISHMENTS TO DATE
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We were confirmed as operator of the Kossipo field on the CI-40 Block in Cote d’Ivoire, with a 60% WI.

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We divested all our Canadian properties for $25.5 million, allowing us to increase focus on our core African assets.

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We successfully drilled, completed and placed on production the Etame 15H-ST development well, confirming expectations from the ET-15P pilot well results.

We focus on supporting sustainable shareholder returns and growth. Our strategic vision is to drive significant, long-term shareholder returns by maximizing the value of, and free cash flow from, our existing resource base, coupled with accretive growth.
SUSTAINABILITY HIGHLIGHTS
We put in place practices to support the rule of law, transparency and good governance, and to oppose corruption. We believe it is also important to contribute to society through business activities, social investment and philanthropic programs. Our core values are supporting and developing our employees and communities, promoting and practicing good environmental stewardship, and improving the quality of life of the people we interact with. Below are highlights of steps we have taken to help promote these values.

Vaalco Energy, Inc.
SUSTAINABILITY OVERSIGHT
Our ESG Committee oversees policies and programs relating to social responsibility and environmental sustainability. In 2025 we had in place three engineers whose remit, in whole or in part, was to engineer, drive and coordinate the technical aspects of the Company’s ESG initiatives.
In the Spring we release our ESG Report, which includes key ESG sustainability metrics and a detailed analysis of our accomplishments and dedication to our people, the environment, and the countries where we operate.
We prioritize ESG metrics in our executive compensation program to drive execution on these issues. The compensation plan’s ESG score considers total recordable incident rate, carbon footprint reduction targets and company-wide participation in ESG-related training.
HUMAN CAPITAL

Corporate Governance. We believe our director nominees exhibit a robust mix of skills, experience, diversity and perspectives. We value building diverse teams, embracing different perspectives, fostering an inclusive environment, and supporting diversity of thought, perspective, and professional experience. We believe that diversity in culture and other demographic characteristics can help drive these values. Our governance highlights include:
✔	Ms. Stubbs sits on every Board committee and chairs the Audit Committee;
✔	80% of our director nominees are independent;
✔	100% of the members of the Audit, Compensation and ESG Committee are independent;
✔	The Chairman of the Board is independent;
✔	All directors stand for election annually; and
✔	In 2025, each director nominee attended 100% of the Board meetings and the meetings of the committees on which he or she served.

2026 Proxy Statement
Diversity of our Workforce. We have a long-standing commitment to equal employment opportunity and a robust and rigorously enforced Equal Employment Opportunity policy. We are proud to disclose that, as of December 31, 2025:
✔	Approximately 33% of our management team in Houston is female;
✔	Our country manager and approximately 6% of the rest of our management team in Egypt is female;
✔	Approximately 14% of our management team in Gabon is female;
✔	94% of our Gabon workforce is Gabonese; and
✔	91% of our Egyptian workforce is Egyptian.
WORKFORCE HEALTH AND SAFETY
We are fully committed to the health and safety of our employees and contractors. We maintain a goal of zero accidents, injuries, unsafe work practices or unsafe conditions for our employees. We prioritize and assure adequate employee training on health and safety issues. We have designed health and safety training programs to reduce risk across our operations, communicated high and insistent expectations of our partners, and created systems that support conformance to these standards.
ENVIRONMENTAL STEWARDSHIP
We are committed to responsible environmental stewardship. We take precautions to protect natural resources and to prevent accidents from occurring. We have consistently operated vessels at our facilities within the International Convention for the Prevention of Pollution from Ships water discharge standard. In 2025, we had no regulatory reportable marine spills or loss of containment that impacted the environment.
HEALTH, SAFETY AND ENVIRONMENTAL MANAGEMENT
Our Health, Safety, Security, and Environment (“HSSE”) Director oversees the spectrum of HSSE concerns within our organizational framework. This includes proactively identifying potential risks, instituting robust protocols for mitigation, and ensuring that all operational endeavors adhere rigorously to benchmarks.
The HSSE Director spearheads initiatives aimed at fostering a culture of safety consciousness and environmental stewardship. By cultivating an environment where adherence to HSSE principles becomes ingrained in our corporate ethos, the HSSE Director plays an instrumental role in safeguarding not only our assets but also our reputation and societal trust and serves as the linchpin for integrating best practices and cutting-edge methodologies into our operational framework. By remaining abreast of evolving global standards and emerging trends, the HSSE Director ensures that our organization remains poised to adapt and excel in an ever-evolving landscape.
Through his leadership and strategic vision, we continue to fortify our position as a responsible corporate citizen, dedicated to upholding our commitment to HSSE excellence on both a local and international scale.

Vaalco Energy, Inc.
Health, Safety and Environmental Management Systems. Our Incident Reporting and Analysis System was developed to effectively communicate across the various levels and functions within Vaalco safety and environmental objectives, goals and performance measures set by management. Our program incorporates numerous elements in order to achieve the highest level of risk mitigation possible. These elements include:
✔	Incorporating environmental management issues and results to annual incentives;
✔	Regular management auditing of offshore platforms and one HSSE certified compliance employee offshore at all times;
✔	Establishment of quantifiable goals with deadlines for continuous improvement of environmental protection and worker safety;
✔	Collecting, monitoring, measuring and trending of key environmental and safety data; and
✔	Robust safety and environmental training programs and requirements for employees and contractors.
Greenhouse Gas Emissions. We are committed to managing our emissions and seek to identify, evaluate and measure climate-related risks by incorporating them in our management process and field development plans. During 2025, we continued to build upon our work from the previous year and, in three of the four countries where we had operations, achieved reductions in overall Scope 1 CO2 equivalent emissions compared to the prior year.
COMMUNITY INVOLVEMENT
We take pride in our reputation as a good corporate citizen, and support the communities where we operate. We view our support and involvement in local communities as being critical to our “social license to operate.” In 2025,
✔	we supported infrastructure and community development initiatives in Equatorial Guinea, including the refurbishment of a local school;
✔
we funded and advanced a broad range of community projects in Gabon, including the rehabilitation of schools, construction of village water wells, development of markets and sports facilities, and support for orphanages and educational programs to strengthen local communities;

✔	we provided charitable support in Houston, including contributions to organizations assisting children and families battling cancer, as well as a winter Adopt-a-Family effort through Houston Holiday Heroes; and
✔
our employees volunteered in community initiatives in Houston, including treeplanting with the Houston Parks Board, packing summer-camp supply bags, and supporting residential construction projects with Habitat for Humanity.

2026 Proxy Statement
PROPOSAL NO. 1
Election of Directors
DIRECTOR NOMINEES
On March 12, 2026, the Board, upon recommendation of the ESG Committee, voted to nominate the individuals named in the table below for election. The Board asks you to elect the five nominees named below as directors for a term that expires at the 2027 Annual Meeting of Shareholders. The table below provides summary information about the five director nominees. For more information about the nominees, please see page 18.
Name	Director Since	Independence Status	Board Committees
Andrew L. Fawthrop	2014	Independent	Audit, Compensation, ESG, Strategic, Technical and Reserves
George W. M. Maxwell	2020	Not Independent	Strategic, Technical and Reserves
Cathy Stubbs	2020	Independent	Audit, Compensation, ESG, Strategic, Technical and Reserves
Fabrice Nze-Bekale	2022	Independent	Audit, Compensation, ESG, Strategic
Edward LaFehr	2022	Independent	Compensation, ESG, Strategic, Technical and Reserves
PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
AUDITOR RATIFICATION
The Board is asking you to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if our shareholders ratify the appointment of KPMG, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year. For additional information concerning KPMG, see page 36 .

Vaalco Energy, Inc.
PROPOSAL NO. 3
Advisory Resolution on Executive Compensation
SAY-ON-PAY
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 39.
PROPOSAL NO. 4
Approval of an Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to Increase the Number of Shares Reserved for Issuance, Revise Share Reservation and Recycling Rules and Extend its Term
AMENDMENT TO VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN
The Board is asking you to approve an amendment (the “LTIP Amendment”) to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (as amended by the First Amendment to the 2020 Long Term Incentive Plan, effective as of June 3, 2021 and the Second Amendment to the 2020 Long Term Incentive Plan, effective as of June 6, 2024, the “2020 LTIP”). The LTIP Amendment would (1) increase the number of shares reserved for issuance, (2) revise share reservation and recycling rules to better maintain share availability in light of the Company’s pivot away from the award of stock options in favor of performance-restricted shares and (3) extend the term of the 2020 LTIP, which is currently scheduled to expire on April 27, 2030, to June 4, 2036.
The Board adopted the LTIP Amendment upon the recommendation of the Compensation Committee, subject to shareholder approval. Our Board and our Compensation Committee approved the LTIP Amendment because they believe that the number of shares of common stock currently available under the 2020 LTIP is insufficient to meet our future equity compensation needs, and because they believe performance-based restricted shares are a better tool than stock options to encourage executive stock ownership and otherwise align executive compensation with shareholder interests. For more information on the LTIP Amendment, see page 80.

2026 Proxy Statement
VOTE REQUIRED FOR EACH PROPOSAL
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Proposal No. 1. Election of Directors. The five director nominees who receive the greatest number of  “FOR” votes cast by the shareholders, a plurality, will be elected as our directors. You may vote “FOR” all the director nominees, withhold authority to vote your common stock for all the director nominees or withhold authority to vote your common stock with respect to any one or more director nominees. Withholding authority to vote your common stock with respect to one or more director nominees will have no effect on the election of those nominees. For this proposal, broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. There is no cumulative voting. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares in the election of directors if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card without voting instructions for this proposal, your shares will be voted “FOR” each director, in accordance with the Board’s recommendation.

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Proposal No. 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal. If you are a stockholder of record and submit a proxy card without voting instructions, your shares will be voted “FOR” this proposal, in accordance with the Board’s recommendation.

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Proposal No. 3. Advisory Resolution on Executive Compensation. Our NEO compensation will be considered approved by our shareholders in an advisory manner upon the affirmative vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares in the advisory vote on compensation of our NEOs if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card without voting instructions, your shares will be voted “FOR” this proposal, in accordance with the Board’s recommendation.

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Proposal No. 4. Approval of the LTIP Amendment. The LTIP Amendment will be considered approved by our shareholders upon the affirmative vote of a majority of the votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares in the vote on the LTIP Amendment if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card without voting instructions, your shares will be voted “FOR” this proposal, in accordance with the Board’s recommendation.

Vaalco Energy, Inc.
VOTING AND OTHER PROCEDURES RELATED TO THE ANNUAL MEETING
Record Date and Persons Entitled to Vote
The Board has set the close of business on April 10, 2026 as the record date for shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 107,012,154 shares of Vaalco common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.
Procedure to Access Proxy Materials Over the Internet
Your Notice or (if you received paper copies of the proxy materials) your proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the internet. Our proxy materials are also available at www.proxyvote.com.
How to Vote
The Board encourages you to exercise your right to vote. Registered shareholders can vote in person at the Annual Meeting or by proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you are a shareholder of record (you own shares in your name), there are three ways to vote by proxy:
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By internet — You may vote over the internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

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By telephone — Shareholders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

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By mail — If you received proxy materials by mail, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

Telephone and internet voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 3, 2026.
Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. The Board recommends that you vote by proxy since it is not practical for most shareholders to attend the Annual Meeting.
If you are a street name shareholder (that is, if your shares are held of record in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or other record holder of your shares. Most shareholders are street name shareholders. You must follow the instructions of the holder of record (e.g., your bank or broker) in order for your shares to be voted. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the holder of record (likely your broker) to be able to vote in person at the Annual Meeting.
The shares represented by all valid proxies received by telephone, by internet or by mail will be voted in the manner specified by the shareholder. However, if you are a stockholder of record and submit a proxy card that does not provide your voting instructions as to each proposal, proposals for which you do not provide instructions will be voted as follows:
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FOR the nominees for directors named in this Proxy Statement;

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FOR ratification of the appointment of the independent registered public accounting firm;

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FOR approval of the advisory resolution on executive compensation; and

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FOR approval of the LTIP Amendment.

2026 Proxy Statement
How to Change Your Vote; Revocability of Proxy
If you are a shareholder of record, you may later revoke your proxy instructions by:
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delivering a notice of revocation to Vaalco Energy, Inc., Attn: Corporate Secretary, 2500 CityWest Blvd., Suite 400 Houston, Texas 77042, before the close of voting;

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voting again by the internet or telephone (only the last vote cast will be counted), provided that you do so before 11:59 p.m. Eastern Time on June 3, 2026;

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submitting a properly signed proxy with a later date; or

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voting in person at the Annual Meeting.

If you are a street name shareholder, you may later revoke your proxy instructions by following the procedures provided by your bank, broker or other record holder that holds your shares for you.
Attending the Meeting in Person
All persons wishing to attend the Annual Meeting in person must present photo identification.
Shareholders of record must present photo identification and an admission ticket. If you received the Notice and you plan to attend the Annual Meeting, you may request an admission ticket by calling investor relations at 713-543-3422. If you received your proxy materials by mail, an admission ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please submit your proxy but keep the admission ticket and bring it with you to the Annual Meeting.
If you hold your shares in street name (e.g., you are the beneficial owner of shares held by your broker), you will need, in addition to photo identification, proof of ownership to be admitted to the meeting. A recent brokerage statement with your name on it, or a letter from your bank or broker, are examples of proof of ownership.
Quorum
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly vote by internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Vaalco Energy, Inc.
Routine and Non-Routine Matters; Abstentions and Broker Non-Votes; Proxy Cards with No or Partial Voting Instructions
The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on “routine matters” when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares that the broker is unable to vote are called “broker non-votes.”
The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
The election of directors, the advisory vote to approve our executive compensation and approval of the LTIP Amendment are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.
Remember, if you are a stockholder of record and submit a proxy card, any proposals for which you do not provide instructions in the submitted proxy card will be voted in accordance with the Board’s recommendations.
Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as votes cast. Our bylaws provide that, except as otherwise required by law, our certificate of incorporation or the rules of any stock exchange on which our securities are listed, all matters other than the election of directors shall be determined by a majority of the votes cast affirmatively or negatively. Therefore, abstentions will have no effect on the outcome of the proposals for the ratification of the appointment of the independent registered public accounting firm, the advisory vote to approve our executive compensation or the approval of the LTIP Amendment.

2026 Proxy Statement
Proxy Solicitation
In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Vaalco, postings on our website at www.Vaalco.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you.
We will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.
Tabulation
We have designated our General Counsel to tabulate and certify the vote at the Annual Meeting.
Results of the Vote
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the date of the Annual Meeting unless only preliminary voting results are available at the time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.Vaalco.com. The reports we file with the SEC are also available on the SEC’s website at www.sec.gov.
List of Shareholders
A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices located at 2500 CityWest Blvd., Suite 400, Houston, Texas, 77042.

Vaalco Energy, Inc.
PROPOSAL NO. 1
Election of Directors
OVERVIEW
On March 12, 2026, the Board, upon recommendation of the ESG Committee, voted to nominate the individuals named below for election. The Board asks you to elect the five nominees named below as directors for a term that expires at the 2027 Annual Meeting of Shareholders and until either they are reelected or their successors are elected and qualified:
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Andrew L. Fawthrop

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George W. M. Maxwell

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Cathy Stubbs

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Fabrice Nze-Bekale

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Edward LaFehr

Each nominee currently serves as a director. Biographical information for each is contained below. No proposed nominee is being nominated for election pursuant to any arrangement or understanding between the nominee and any other person.
The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of the Company’s directors will be reduced or the persons named as proxies on the accompanying proxy card, or their substitutes, will vote for the election of a substitute nominee that the Board recommends. Only the nominees designated by the Board will be eligible to stand for election as directors at the Annual Meeting.
DIRECTOR NOMINEE INFORMATION AND QUALIFICATIONS
The following table provides information with respect to each nominee. Each director will be elected to serve until the next annual meeting or his or her earlier death or resignation or until his or her successor is elected and qualified.
Name	Age	Title
Andrew L. Fawthrop	73	Director and Chairman of the Board
George W. M. Maxwell	60	Director and Chief Executive Officer
Cathy Stubbs	59	Director
Fabrice Nze-Bekale	52	Director
Edward LaFehr	66	Director

2026 Proxy Statement
The following is a brief description of the background and principal occupation of each director nominee:
ANDREW L. FAWTHROP Director and Chairman of the Board Age: 73 Director Since: 2014
Andrew L. Fawthrop — Mr. Fawthrop has served on the Board since October 2014 and as the Chairman of the Board since December 2015. Mr. Fawthrop has deep and broad-based experience in the oil and gas industry, including in Africa, having served for 37 years with Unocal Corporation and Chevron Corporation (following its acquisition of Unocal in 2005) in a vast number of international leadership positions. Most recently, from January 2009 until his retirement in 2014, Mr. Fawthrop served as Chair and Managing Director for Chevron Nigeria. Prior to his assignment in Nigeria, Mr. Fawthrop served as President and Managing Director for Unocal/ Chevron Bangladesh from 2003 until 2007. In his professional career, Mr. Fawthrop held various positions of increasing responsibility for exploration activities around the world in geographies including China, Egypt, Indonesia, South America, Africa, Latin America and Europe. Mr. Fawthrop served as a Member of the Advisory Board of Eurasia Group. He served as a Director of Hindustan Oil Exploration Co. Ltd. from 2003 to 2005. He was an active member of the United States Azerbaijan Chamber of Commerce, the Asia Society of Texas and the Houston World Affairs Council. Mr. Fawthrop holds a Bachelor of Science in Geology and Chemistry and a Master’s degree in Marine Geology from the University of London.
Mr. Fawthrop’s significant experience in the international exploration and production (“E&P”) industry, particularly his experience in Africa, provides a valuable resource to the Board. In addition, through his prior leadership roles and activities, he has extensive operational experience and strategy-making abilities with an executive-level perspective and knowledge base that provides a strong platform for the Board.

GEORGE W. M. MAXWELL Director and Chief Executive Officer Age: 60 Director Since: 2020
George W. M. Maxwell — Mr. Maxwell became Chief Executive Officer of Vaalco on April 18, 2021. Mr. Maxwell has over 25 years of experience in the oil and gas industry, including in both the producing and service/manufacturing arenas. Mr. Maxwell founded Eland Oil & Gas Plc. in 2009 and served as the company’s Chief Executive Officer from September 2014 to December 2019, Chief Financial Officer from 2010 to 2014, and as a member of the board of directors from 2009 to 2019, until the company was acquired by Seplat Petroleum Development Company Pls. on December 17, 2019. Prior to founding Eland Oil & Gas Plc., Mr. Maxwell served as the business development manager for Addax Petroleum and, prior to this, commercial manager in Geneva. Mr. Maxwell joined Addax Petroleum in 2004 and held the general manager position in Nigeria, where he was responsible for finance, and fiscal and commercial activities. Prior to this, Mr. Maxwell worked with ABB Oil & Gas as vice president of finance based in the UK with responsibilities for Europe and Africa. He held a similar position in Houston, from where the organization ran its operations in ten countries. Mr. Maxwell was finance director in Singapore for Asia Pacific and Middle East, handling currency swaps and minimizing exposures during the Asian financial crisis of the late 1990s. Mr. Maxwell graduated from Robert Gordon University in Aberdeen with a Master’s in Business Administration. Mr. Maxwell is a Fellow of the Energy Institute in the UK and has formerly served on the boards of directors of Elcrest Exploration and Production Nigeria Ltd. and Westport Oil Limited.
Mr. Maxwell’s significant experience serving in executive leadership positions and on the boards of E&P companies, as well as his experience in mergers and acquisitions and strong ties to the London investment community, provide invaluable insight, making him an important resource for the Board.

Vaalco Energy, Inc.
CATHY STUBBS Director Age: 59 Director Since: 2020
Cathy Stubbs — Ms. Stubbs has served on the Board since June 2020. Ms. Stubbs has over 30 years of experience in the energy industry, most recently serving 17 years with Aspire Holdings, LLC (formerly Endeavour International Corporation), an independent international oil and gas exploration and production company focused in the North Sea and United States. Ms. Stubbs held numerous roles at Aspire Holdings, LLC, including as a director and President and Chief Financial Officer from 2015 to 2021, Senior Vice President and Chief Financial Officer from 2013 to 2015, Vice President, Finance and Treasury, and served in other corporate development and accounting roles from 2004 to 2013.
Prior to joining Aspire Holdings, LLC she served as Assistant Controller, Financial Reporting and Corporate Accounting at Devon Energy, Inc. (formerly Ocean Energy, Inc.) from 1997 to 2004. Ms. Stubbs began her career in public accounting with KPMG, an international audit and business strategy consulting firm, where she rose to the title of Audit Manager. Ms. Stubbs is a Certified Public Accountant in the State of Texas and she currently serves on the board of directors of Amazing Place, and serves as the treasurer and supervisor of Memorial Villages Water Authority Board. Ms. Stubbs holds a Bachelor’s degree in Business Administration, and Master’s degree in Professional Accounting, from the University of Texas at Austin.
Ms. Stubbs’ significant experience in accounting, finance, risk management and her service in various director and executive roles provide a valuable resource to the Board.

2026 Proxy Statement
FABRICE NZE-BEKALE Director Age: 52 Director Since: 2022
Fabrice Nze-Bekale — Mr. Nze-Bekale joined the Board in 2022. He has over 25 years of experience in mining, banking, telecoms, mergers and acquisitions and international finance. Mr. Nze-Bekale has served on numerous boards and as a senior executive across his career. He currently serves as an independent director on the Board of Orabank Gabon, where he is also the Chairman of the Ethics and Good Governance Committee and serves on the Audit Committee and the Risk Committee. Mr. Nze-Bekale is the Chairman of the board of directors of Airtel Money Gabon, a role he began in 2021. He was appointed to the board of directors of Gabon Power Company, the Gabonese sovereign wealth fund’s vehicle dedicated to developing PPPs in the utilities sector, in January 2024. He also began serving as the executive president of the board of directors of Gabon Angel Investing Network in 2021. From 2012 to 2020, he was a member of the Board of the Fonds Gabonais d’Investissements Strategiques, Gabon’s sovereign wealth fund. He has also served on the Boards of several Gabonese mining companies.
Mr. Nze-Bekale has been Chief Executive Officer of ACT Afrique, a leading advisory firm in West Africa and based in Dakar, Senegal, since 2017, and an executive member of the board of directors since 2020. ACT Afrique provides strategic advisory and investment banking expertise to governments as well as to public and private entities in West Africa. Prior to joining ACT Afrique, from 2012 to 2017, he served as Chief Executive Officer of Societe Equatoriale des Mines, the national mining company in Gabon, which he helped create to manage Gabon’s investments in the sector. Prior to that, he was Director of Investment Banking for Standard Bank PLC based in London from 2008 to 2011 and Group Corporate Finance Manager for Celtel International from 2005 to 2008. Fabrice began his career at Citibank Gabon, where he rose to become the Head of Corporate Banking. Mr. Nze-Bekale is a Gabonese national and holds a Master’s degree in Finance and Financial Engineering from the University of Paris-Dauphine (France) with a Master of Business Administration from the London Business School (UK).
Mr. Nze-Bekale’s significant experience in the areas of mining, banking, telecom and finance, his service in various director and executive roles, and his knowledge of Gabon and other West African countries make him a valuable resource for the Board.

Vaalco Energy, Inc.
EDWARD LAFEHR Director Age: 66 Director Since: 2022
Edward LaFehr — Mr. LaFehr is an energy industry executive with four decades of global experience across North America, Europe, and the Middle East. He joined the VAALCO Board in 2022 following its combination with TransGlobe, where he had served as a director since 2019. He retired in 2023 as President and CEO of Baytex Energy after six years in the role, following senior leadership positions at TAQA, Talisman Energy, BP, and Amoco. His career includes serving as BP’s Managing Director of Pharaonic Petroleum Company in Egypt and representing BP on multiple joint venture boards. He also served on the Board of STEP Energy Services from November 2023 until March of 2026. Mr. LaFehr holds Master’s degrees in geophysics from Stanford University and mineral economics from the Colorado School of Mines.
Mr. LaFehr’s significant experience in executive roles at energy companies, as well as his expertise and credentials pertaining to oil, natural gas and NGL exploration, development and production, make him a valuable addition to the Board.

VOTE REQUIRED
The five director nominees who receive the greatest number of  “FOR” votes cast by the shareholders, a plurality, will be elected as our directors. You may vote “FOR” all the director nominees, withhold authority to vote your common stock for all the director nominees or withhold authority to vote your common stock with respect to any one or more director nominees. Withholding authority to vote your common stock with respect to one or more director nominees will have no effect on the election of those nominees. For this proposal, broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. There is no cumulative voting. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares in the election of directors if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card without voting instructions for this proposal, your shares will be voted “FOR” each director, in accordance with the Board’s recommendation.
BOARD RECOMMENDATION
The Board recommends that shareholders vote “FOR” the election of each of the nominees.

2026 Proxy Statement
Board Composition, Independence
and Communications
BOARD COMPOSITION
The following table provides information about each director currently serving on our Board:
● Member ● Chair
			Committee Membership
Name	Independent	Director Since	Audit	Compensation	Environmental, Social and Governance	Strategic	Technical and Reserves
Andrew L. Fawthrop Chairman of the Board	●	2014	●	●	●	●	●
George W.M. Maxwell		2020				●	●
Cathy Stubbs Audit Committee Financial Expert	●	2020	●	●	●	●	●
Fabrice Nze-Bekale	●	2022	●	●	●	●
Edward LaFehr	●	2022		●	●	●	●
The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies set forth above under “Proposal No. 1 — Election of Directors.”
DIRECTOR INDEPENDENCE
It is Vaalco’s policy that a majority of the members of the Board be independent. Our common stock is listed on the NYSE and the London Stock Exchange (the “LSE”) under the symbol “EGY.” The rules of the NYSE require that a majority of the members of our Board be independent and the LSE recommends that at least a majority of the members of the Board be independent.
In assessing independence, the Board has determined that, with respect to each of Messrs. Fawthrop, Nze-Bekale, and LaFehr, and Ms. Stubbs, no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. In addition, the Board considered relationships and transactions involving directors or their affiliates or immediate family members to determine if any such relationship or transaction would be required to be disclosed as related party transactions and described under “— Related Party Transactions” below (there were none); and other relationships and transactions involving directors or their affiliates or immediate family members that would rise to the level of requiring such disclosure (also none).
Based on the foregoing, the Board affirmatively determined that each of Messrs. Fawthrop, Nze-Bekale, and LaFehr, and Ms. Stubbs, qualifies as “independent” for purposes of the Company’s Corporate Governance Principles and NYSE listing rules. Mr. Maxwell does not qualify as “independent” because he is an employee of the Company.
The Board has also determined that each member of the Audit Committee qualifies as independent under the audit committee independence rules established by the SEC, and meets the NYSE’s financial literacy requirements. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under SEC rules.
There are no family relationships between any of our directors or executive officers.

Vaalco Energy, Inc.
SELECTION OF DIRECTOR NOMINEES
General Criteria and Process. We require that our directors be committed to representing the long-term interests of our shareholders and display the highest personal and professional ethics and integrity. Each must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. Our directors should have a complimentary range of experience in business areas that are relevant to the Company’s global activities. We believe that diversity in culture and other characteristics can be important sources of complementarity.
Under its charter, the ESG Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in our Corporate Governance Principles. The criteria and qualifications include:
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personal characteristics such as integrity, education, and diversity of background and experience;

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the availability and willingness to devote sufficient time to the duties of a director;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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experience in the oil and gas industry and with relevant social policy concerns;

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a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

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experience as a Board member of another publicly held company;

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freedom from conflicts of interest, and whether the candidate would be independent under NYSE rules; and

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practical and mature business judgment.

These criteria and qualifications are not exhaustive, and the ESG Committee and the Board may consider other qualifications and attributes which they believe are appropriate. Other than ensuring that at least one member of the Board and the Audit Committee is a financial expert and a majority of the Board members meet applicable independence requirements, the ESG Committee retains broad discretion in determining the composition and experience of the Board as a whole. The ESG Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board in light of the perceived needs of the Company at the time such evaluation is made.
The ESG Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the ESG Committee’s criteria for Board service are frequently renominated.
As to new candidates, the ESG Committee will generally poll the Board and members of management for recommendations. The ESG Committee may also review the composition and qualification of the boards of directors of Vaalco’s peer group and competitors and may seek input from search firms or from industry experts or analysts. The ESG Committee then reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the ESG Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group with diverse backgrounds that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the ESG Committee makes its recommendation to the Board.
Shareholder Recommendation of Director Candidates. The ESG Committee considers all candidates recommended by our shareholders in accordance with the advance notice provisions of our bylaws. Shareholders may recommend candidates by writing to the Corporate Secretary at Vaalco Energy, Inc., 2500 CityWest Blvd., Suite 400, Houston, Texas 77042, stating the recommended candidate’s name and qualifications for Board membership and otherwise providing all of the information required by the advance notice provisions in our bylaws, and complying with the deadlines and timelines specified therein. When considering candidates recommended by shareholders, the ESG Committee follows the same Board membership qualifications evaluation and nomination procedures that are outlined above. Our ESG Committee has not established a

2026 Proxy Statement
minimum number of shares of common stock that a shareholder must own, or a minimum length of time during which the shareholder must own its shares of common stock, in order to recommend a director candidate for consideration.
COMMUNICATING CONCERNS TO DIRECTORS
In order to provide our shareholders and other interested parties with a direct and open line of communication to the Board, the Board has adopted procedures for communications to directors. Our shareholders and other interested persons may communicate with the Chair of our Audit Committee or with our non-employee directors as a group, by written communications addressed in care of Corporate Secretary, Vaalco Energy, Inc., 2500 CityWest Blvd., Suite 400, Houston, Texas 77042.
All communications received in accordance with these procedures will be reviewed initially by our Corporate Secretary who will relay all such communications to the appropriate director or directors unless it is determined that the communication:
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does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees;

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relates to routine or insignificant matters or matters that do not warrant the attention of the Board;

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is an advertisement or other commercial solicitation or communication;

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is a resume or other form of job inquiry;

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is frivolous or offensive; or

•
is otherwise not appropriate for delivery to directors.

A director who receives any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.
The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Vaalco Energy, Inc.
Corporate Governance
BOARD RISK OVERSIGHT
While the Board, with input from each of its committees, oversees Vaalco’s risk management function, Vaalco’s management team is responsible for the execution of our day-to-day risk management process. The Audit Committee reviews with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of Vaalco’s overall control environment and controls in selected areas representing significant financial and business risk, including cybersecurity. The Audit Committee periodically discusses its assessment with management and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. Our Compensation Committee considers risks that could be implicated by our compensation programs, including whether they encourage excessive risk-taking. Our Technical and Reserves Committee oversees the evaluation and reporting of the Company’s oil, gas and NGL reserves, and our ESG Committee annually reviews the effectiveness of our leadership structure and manages succession planning. Each Board committee, as well as senior management, reports regularly to the full Board.
SUCCESSION PLANNING
A key responsibility of our CEO and Board is to ensure that an effective process is in place to provide continuity of leadership over the long-term. Each year, a review of senior leadership succession is conducted by the Board based upon the recommendation of the ESG Committee. During this review, the CEO and the independent directors discuss candidates for senior leadership positions, succession timing for those positions, and development plans for high-potential candidates. This process forms the basis for ongoing leadership assignments.
BOARD LEADERSHIP STRUCTURE
Our current board structure separates the roles of Chief Executive Officer and Chairman of the Board, with Mr. Maxwell serving as Chief Executive Officer and Mr. Fawthrop serving as Chairman of the Board. We believe this leadership structure allows Mr. Maxwell to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies and allows Mr. Fawthrop to lead our Board in the identification of strategic priorities and the evaluation of strategy execution. The Board currently believes that this distribution of oversight is the best method of ensuring optimal Company performance and risk management.
Our Corporate Governance Principles provide that in the event the Chairman of the Board is not an independent director, or when the independent directors determine that it is in the best interests of the Company, the independent directors will also appoint a lead independent director. The primary role of the lead independent director would be to ensure independent leadership of the Board, as well as to act as a liaison between the non-management directors and our Chief Executive Officer. Because our Chair of the Board is an independent director, our Board has determined that a lead independent director is not currently required.
BOARD EVALUATION
We believe a rigorous Board evaluation process is important to the effectiveness of our Board. To that end, our ESG Committee annually assesses the performance of the Board. As part of the evaluation, the ESG Committee reviews areas in which they or management believe the Board can make a better contribution to the governance of the Company. Additionally, each of our Board committees conducts an annual evaluation of its own performance.
INSIDER TRADING POLICY; PROHIBITION ON HEDGES AND PLEDGES
We have an insider trading policy that prohibits our officers, directors and employees from purchasing or selling our securities in the open market while being aware of material, non-public information about the Company and disclosing such information to others who may trade in securities of the Company.

2026 Proxy Statement
Our insider trading policy also prohibits our officers, directors and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as zero-cost collars and forward sale contracts. We believe that these hedging transactions would allow those covered by our insider trading policy to own our securities without the full risks and rewards of ownership, which could result in misalignment between our general shareholders and the individual engaging in the hedge. In addition, our insider trading policy prohibits all covered persons from pledging our securities or using them as collateral for a loan or as part of a margin account without the consent of our Board. The Board believes the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. For additional information, see “Compensation Discussion and Analysis — Other Compensation Information — Prohibition on Hedges and Pledges.”
STOCK OWNERSHIP GUIDELINES
The Board believes that it is in the best interests of the Company and its shareholders to align the financial interests of the officers of the Company and of the Board with those of the Company’s shareholders. To effect this, the Board enforces minimum stock ownership guidelines that require that the individuals noted below hold an interest in the Company’s stock as follows:
Title	Stock Ownership Requirement
Chief Executive Officer	Three (3) times annual base salary
Independent Director	Five (5) times annual cash director retainer
Chief Financial Officer	Three (3) times annual base salary
Other Executive Officers	Two (2) times annual base salary
In general, the forms of equity ownership that can be used to satisfy the ownership requirements include shares held directly, unvested shares of restricted stock (service-based and performance-based), and vested share-settled equity awards that have been deferred. Our guidelines do not count unexercised stock options, vested and unexercised stock appreciation rights (“SARs”), or cash-settled awards towards the ownership requirements.
Each officer and director has five years from the date of appointment to attain compliance with the ownership requirement and, until a covered individual is in compliance, he or she must retain an amount equal to 60% of the net shares received since appointment as a result of the exercise, vesting or payment of any Company equity awards granted. If, for any reason, an individual’s ownership falls below the requirement, he or she is again required to retain 60% of any future awards until the ownership requirement is again attained. The guidelines do not require open-market purchases to attain compliance.
Our officers’ and directors’ compliance with these guidelines is reviewed by the ESG Committee on an annual basis, and the ESG Committee may exercise its discretion in response to any violation of this policy. In addition, the Compensation Committee will consider compliance with the requirements in determining grants of long-term incentive plan awards or annual equity retainers. The ESG Committee found all directors and officers to be in compliance in 2025.

Vaalco Energy, Inc.
CODE OF ETHICS AND CORPORATE GOVERNANCE DOCUMENTS
We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes are available on our website at www. Vaalco.com. Our website also includes copies of the other corporate governance policies we have adopted, including our Corporate Governance Principles, and the charters of our Audit, Compensation and ESG Committees. Print copies of these documents are available upon request by contacting our investor relations group.(1)
(1)
Information appearing on or connected to our website, including our Code of Business Conduct and Ethics for Directors, Officers and Employees, Code of Ethics for the Chief Executive Officer and Senior Financial Officers, corporate governance policies, including our Corporate Governance Principles, and the charters of our Audit, Compensation and ESG Committees, is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

We have not granted any waivers to our codes of ethics to any of our directors or executive officers. To the extent required by law or regulation, we intend to post any waivers or amendments to our codes of ethics on our website.
ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE
We believe that in addition to being the right thing, operating our business ethically and responsibly is key to our long-term success. Social and environmental values guide how we manage our business and allow us to help local economies thrive. These three values are foundational: (i) a commitment to the safety of our employees and the environment, (ii) a commitment to society and local communities, and (iii) a commitment to high ethical standards. Our Board’s experience in the oil and gas sector, and in Africa, provides a strong foundation to oversee ESG issues facing Vaalco and our industry.
Commitment to World-Class Safety.   The health and safety of our employees, our contractors, and the communities where we operate are important to us. Our commitment to safe operations is foundational to our business strategy and reflects our unwavering commitment to preserve and maintain our excellent HSSE record. In light of this commitment, we are engaged in efforts to align our safety management systems with international standards, such as ISO 45001, which is the International Organization for Standardization’s standard for management systems of occupational health and safety. In addition, we regularly engage in process safety management training and have developed our own “people-based” safety program.
We foster environmental stewardship through continuous training programs, dedicated emergency environmental response capabilities, and being highly conscious of any environmental impact of our operations, including impacts on carbon emissions and biodiversity. We track the emissions associated with each of our areas of operations , which allows us to make better and more informed decisions about our carbon reduction strategy. This is all part of our long-term commitment to responsible operations that minimize adverse environmental impacts.
Our commitment to safety is directly reflected in our compensation philosophy. Our Compensation Committee considers safety performance as an annual factor in determining the annual bonuses payable to our NEOs. We believe that linking executive remuneration to safety performance helps directly incentivize our executives to instill a safety-first culture.
Commitment to Society and Local Communities.   We are committed to supporting the development of the local communities where we operate. Ninety-four percent of our local workforce in Gabon are Gabonese, and 100% of female management employees in Gabon are Gabonese. Ninety-one percent of our local workforce in Egypt are Egyptian, up from 85% last year. Within our Houston offices, 36% of our workforce is female and 33% of those in Houston serving in management roles are female. Our Company hiring practices are based on the foundation that we do not discriminate based on race, religion, color, national origin, physical disability, sex, sexual orientation, or age in hiring.

2026 Proxy Statement
Commitment to Ethics.   We hold our business and employees to the highest ethical standards. Our corporate governance policies are designed to conform to both SEC guidelines and the U.K. Corporate Governance Code and are overseen by our Board. We do not tolerate bribery or corruption and we rigorously educate our employees on compliance with applicable anticorruption laws.
We believe a commitment to high ethical standards benefits our investors, employees, customers, suppliers, governments, communities, business partners and all others who have a stake in how we operate.
Governing our Operations.   Vaalco remains committed to cultivating a culture anchored in ethical principles, adherence to the law, and personal accountability, internally and in our engagements with governments, contractors, and business partners. Our corporate policies set our standards for ethical conduct and are applicable to all personnel.
ESG Report.   It is right, and it is necessary for our long-term success, to operate our business ethically and responsibly. This includes operating in a manner that considers our environmental impact. We encourage you to review the “Sustainability” section of our website, www.Vaalco.com, for details. You can also view our most recent ESG Report there.(1)
(1)
Information appearing on or connected to our website, including our ESG Report, is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The current members of the Compensation Committee are Andrew L. Fawthrop, Edward LaFehr, Fabrice Nze-Bekale, and Cathy Stubbs, none of whom were officers or employees of the Company during 2025 or at any time prior to 2025.
None of our executive officers serves, or at any time during 2025 served, as a member of the board of directors or the compensation (or equivalent) committee of any other company that has an executive officer serving as a member of our Compensation Committee or our Board. There are no Compensation Committee interlocks or relationships with any company our directors are affiliated with.

Vaalco Energy, Inc.
Board Committee Membership and Meetings
COMMITTEES OF DIRECTORS
Our Board has three standing regular committees: the Audit Committee, the Compensation Committee and the ESG Committee. Each has a charter that governs its duties and responsibilities available on Vaalco’s website at www.Vaalco.com.(1) Each committee is operated according to the rules of the NYSE and each committee member meets the applicable independence requirements of the NYSE and SEC. Our Board has also determined that each member of the Compensation Committee constitutes a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
(1)
Information appearing on or connected to our website, including the charters of our Audit, Compensation and ESG Committees, is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

In addition to our three regular committees, the Board has a Strategic Committee that was formed to oversee evaluations of certain strategic alternatives for our Company and a Technical and Reserves Committee to oversee the review, evaluation and reporting of the Company’s oil, gas and NGL reserves and production.
Each of our Board committees reports to the Board. The composition, duties and responsibilities of our Board committees are described below.
Audit Committee
Current Membership	Committee Functions
Ms. Cathy Stubbs (Chair) Mr. Andrew L. Fawthrop Mr. Fabrice Nze-Bekale
•
Selects and reviews the qualifications, performance, and independence of the independent registered public accounting firm

•
Reviews reports of independent and internal auditors

•
Reviews and pre-approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•
Monitors the effectiveness of the audit process and financial reporting

•
Reviews the adequacy of financial and operating controls

•
Monitors the Company’s compliance with applicable legal and regulatory requirements and Company policies

•
Reviews and approves or ratifies all related person transactions in accordance with the Company’s policies and procedures

The Board has determined that each Audit Committee member is “financially literate” within the meaning of NYSE listing standards. In addition, the Board has determined that Ms. Stubbs qualifies as an “audit committee financial expert” in accordance with SEC rules and the professional experience requirements of the NYSE. Designation as an “audit committee financial expert” does not impose any duties, obligations, or liabilities that are greater than those imposed on other members of the Audit Committee and the Board, and such designation does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board.
Under its charter, the Audit Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Audit Committee’s duties. The Audit Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

2026 Proxy Statement
Compensation Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chair) Ms. Cathy Stubbs Mr. Fabrice Nze-Bekale Mr. Edward LaFehr
•
Approves the salary and other compensation of the Chief Executive Officer

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Reviews and approves salaries and other compensation for executive officers other than the Chief Executive Officer

•
Approves and administers Vaalco’s incentive compensation and equity-based plans

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Prepares the annual report on executive compensation

•
Oversees the independent compensation consultant, if any

Under its charter, the Compensation Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Compensation Committee’s duties. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
ESG Committee
Current Membership	Committee Functions
Mr. Fabrice Nze-Bekale (Chair) Mr. Andrew L. Fawthrop Ms. Cathy Stubbs Mr. Edward LaFehr
•
Reviews Vaalco’s corporate governance principles and practices and recommends changes as appropriate

•
Evaluates the effectiveness of the Board and its committees and recommends changes to improve the effectiveness of the Board, Board committees, Chairpersons and individual directors

•
Identifies and recommends prospective director nominees and assists with succession planning

•
Periodically reviews and recommends changes as appropriate in the Company’s corporate governance policies and committee charters

•
Provides oversight of policies and programs on issues of social responsibility and environmental sustainability

Under its charter, the ESG Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the ESG Committee’s duties. The ESG Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

Vaalco Energy, Inc.
Strategic Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chair) Mr. George W. M. Maxwell Ms. Cathy Stubbs Mr. Fabrice Nze-Bekale Mr. Edward LaFehr
•
Identifies and evaluates potential merger and acquisition opportunities

•
Assists management with sourcing financing for potential acquisitions or other Company financing needs

•
Assesses opportunities to divest non-core assets

•
Provides additional guidance to management on key strategic decisions

We do not maintain a separate charter governing the duties and responsibilities of the Strategic Committee. Instead, our Board delegates authority to the Strategic Committee to take such actions as are deemed necessary or appropriate by the Board. The Strategic Committee is primarily responsible for reviewing strategic alternatives available to the Company, including potential transactions involving business combinations, recapitalizations, asset or securities sales and other extraordinary transactions, and making recommendations to the Board.
Technical and Reserves Committee
Current Membership	Committee Functions
Mr. Edward LaFehr (Chair) Mr. Andrew L. Fawthrop Mr. George W. M. Maxwell Ms. Cathy Stubbs
•
Review the Company’s technical performance and plans, including long-term resource development strategies and new ventures

•
Engage the Company’s independent reserve evaluators and auditors

•
Recommend approval of the Company’s statements of reserves data and other oil, natural gas and NGL information prepared by the Company for public dissemination

•
Conduct and oversee correspondence with regulators, and monitor and engage with officials regarding proposed regulatory initiatives

Under its charter, the Technical and Reserves Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Technical and Reserves Committee’s duties. The Technical and Reserves Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
MEETINGS AND ATTENDANCE
In 2025, there were ten Board meetings, four Audit Committee meetings, three Compensation Committee meetings, three ESG Committee meetings, three Strategic Committee meetings, and seven meetings of the Technical and Reserves Committee. In 2025, each director attended all meetings of the Board, and each committee member attended all meetings of each committee he or she was on. We do not have a policy on whether directors are required to attend the Annual Meeting, but all attended it in 2025.
Pursuant to our Corporate Governance Principles, executive sessions of non-management directors are to be held, at a minimum, in conjunction with each regularly scheduled Board meeting. Any director can request that an executive session be scheduled. The sessions are scheduled and presided over by the Chairman of the Board.

2026 Proxy Statement
REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
All of our employees and directors are expected to avoid situations and transactions that conflict with their ability to act in the best interests of Vaalco. This policy is included in our Code of Business Conduct and Ethics. Each director and executive officer is instructed to inform the Chairman of the Board and the Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Audit Committee reviews all relevant information, including the amount of all business transactions involving Vaalco and entities with which the director is associated, and makes recommendations, as appropriate, to the Board as to whether a transaction involving an actual or perceived conflict of interest should be permitted.
Under SEC rules, related party transactions are those in which the Company is a participant, the amount exceeds $120,000, and any “related person” has a direct or indirect material interest. Executive officers, directors, 5% beneficial owners of our common stock, and their respective immediate family members are considered to be related parties under SEC rules. Any related party transactions that occurred since the beginning of fiscal year 2025, and any currently proposed transactions, are required to be disclosed in this Proxy Statement. Other than with respect to Mr. Pruckl, the Company’s Chief Operating Officer, as discussed below, we are not aware of any related party transactions that occurred during 2025. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to the Company;

•
whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•
any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction.
RELATED PARTY TRANSACTIONS
In 2025, J. Pruckl Holdings Ltd., an entity owned and controlled by James Pruckl, the son of Thor Pruckl, our Chief Operating Officer, received approximately $349,102.56 in the aggregate for project contract services for the Company that included secondment to the Baobab FPSO refurbishment project where he participated in the offshore campaign to disconnect the FPSO and provided engineering support during the reconnect planning phase.

Vaalco Energy, Inc.
Director Compensation
OVERVIEW
Our compensation for non-employee directors is designed to be competitive with our peer group and to link rewards to business results and shareholder returns to align our directors’ interests with those of our shareholders. We do not have a retirement plan for non-employee directors. Mr. Maxwell, the only employee who serves as a director, is not paid additional compensation for his service on the Board or any committee.
The Compensation Committee is responsible for evaluating and recommending to the independent members of the Board the compensation of non-employee directors, and the independent members of the Board set the compensation. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties, each director’s role and involvement on the Board and its committees, and market data compiled from the Company’s peers and competitors. In 2025, the Compensation Committee engaged a large, nationaly known advisory firm to prepare an analysis of the compensation of our non-employee directors.
Cash compensation payable to our non-employee directors, which was not adjusted in 2025, is set forth in the table below.
Recipient(s)	Cash Compensation ($)
Per Position Compensation (Annualized)(1)
Non-Employee Directors	50,000
Audit and ESG Committee Chairs	20,000
Other Committee Chairs	15,000
Chair of the Board	100,000
Per Meeting Compensation
Board Meeting	2,000
Committee Meeting	1,000

(1)
Payable in quarterly installments.

Each member of the Board also receives an annual equity award in an amount determined by the independent members of the Board. For 2025, our independent directors determined to grant each then non-employee member of the Board restricted common stock with an aggregate grant date fair market value of  $110,003.04 (32,739 shares). The awards vest on the earlier of the first anniversary of the date of grant or the first Annual Meeting of Shareholders following the date of grant (but in no event less than 50 weeks following the date of grant), subject to a continuous service requirement. This reflects an increase over the value of the prior year’s equity awards, the aggregate grant date fair market value of which was $85,002.
We also reimburse directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings. We do not provide any perquisites for our directors.

2026 Proxy Statement
2025 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2025.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Andrew L. Fawthrop	$221,000	$110,003	$331,003
George W. M. Maxwell(3)	—	—	—
Cathy Stubbs	$111,000	$110,003	$221,003
Fabrice Nze-Bekale	$103,750	$110,003	$213,753
Edward LaFehr	$102,000	$110,003	$212,003

(1)
Includes annual cash retainer fee, board and committee meeting fees and committee chair and chair of the board director fees for each non-employee director during fiscal year 2025, as more fully described above.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of stock awards granted in fiscal year 2025, each as of June 5, 2025, computed in accordance with FASB ASC Topic 718. See Note 16, “Stock-Based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for additional detail regarding assumptions underlying the value of these equity awards.

(3)
Mr. Maxwell who is Chief Executive Officer, is not entitled to receive additional compensation for his service as a director.

Vaalco Energy, Inc.
PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
OVERVIEW
The Audit Committee has selected KPMG as the independent registered public accounting firm to audit the consolidated financial statements and the internal control over financial reporting of Vaalco and its subsidiaries for 2026. The Board has endorsed this appointment. KPMG has served as the Company’s independent registered public accounting firm since June 15, 2023. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.
Although shareholder approval of this appointment is not required by law and is not binding on the Company, if our shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the failure to ratify the appointment when appointing an independent registered public accounting firm for the following year. Even if our shareholders ratify the appointment of KPMG, the Audit Committee may, in its sole discretion, terminate KPMG’s engagement and direct the appointment of another independent registered public accounting firm at any time during the year.
Information regarding fees billed by KPMG during 2025 is set forth below in “Fees Billed by Independent Registered Public Accounting Firm.”
VOTE REQUIRED
The approval of the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm requires a majority of votes cast affirmatively or negatively.
For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you. If you are a stockholder of record and submit a proxy card without voting instructions, your shares will be voted “FOR” this proposal, in accordance with the Board’s recommendation.
BOARD RECOMMENDATION
The Board recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm.
The proxy holders will vote all duly submitted proxies “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm unless duly instructed otherwise.

2026 Proxy Statement
Fees Billed by Independent Registered
Public Accounting Firm
FEES PAID TO KPMG LLP
Aggregate fees for professional services rendered by KPMG to Vaalco during 2025 and 2024 are as follows:
	2025 (in thousands)	2024 (in thousands)
Audit Fees	$2,172	$2,608
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees		$380
Total	$2,172	$2,988
Audit Fees
For the years ended December 31, 2025 and 2024, audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements. Audit fees also include fees for registration statements, consents, statutory audits and the review of our quarterly financial statements.
Audit fees for the year ended December 31, 2025 include a $0.3 million adjustment related to audit services performed for the year ended December 31, 2024. The adjustment reflects the difference between the amount previously disclosed for fiscal year 2024, which was based on estimated billings at the time of filing the prior year proxy statement, and the final billings for the audit of that fiscal year.
Audit-Related Fees, Tax Fees and All Other Fees
There were no audit-related fees, tax fees or other fees for the year ended December 31, 2025. For the year ended December 31, 2024, all other fees represent fees for professional services rendered by KPMG for real-time system implementation assessment services related to the Company’s accounting and payroll systems. There were no audit-related fees or tax fees for the year ended December 31, 2024.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has in place pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by our independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of our independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee also reviews any revisions to the estimates of audit and non-audit fees initially approved.
During 2025 and 2024, all audit and non-audit services provided by KPMG, as applicable, were pre-approved by the Audit Committee.

Vaalco Energy, Inc.
Audit Committee Report
The Board has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Ms. Stubbs qualifies as an audit committee financial expert under the applicable rules adopted under the Exchange Act. The Audit Committee is a separately designated standing committee of the Board, as defined in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter approved by the Board, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our independent registered public accounting firm.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable rules of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm regarding such firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
Audit Committee of the Board,
Cathy Stubbs, Chair
Andrew L. Fawthrop
Fabrice Nze-Bekale
The forgoing information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 Proxy Statement
PROPOSAL NO. 3
Advisory Resolution on Executive Compensation
OVERVIEW
Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our shareholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with shareholder interests, and merits shareholder support. Accordingly, we are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement by voting FOR the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative discussion.”
Although this vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.
OUR COMPENSATION PROGRAM
We believe that our NEO compensation program described throughout the “Compensation Discussion and Analysis” aligns the interests of our executives with those of our shareholders. Our compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and reward our NEOs for the achievement of short- and long-term strategic and operational goals and increased total shareholder return, or “TSR”, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe we have implemented a number of executive compensation practices and policies that reflect sound governance and promote the long-term interests of our shareholders.
VOTE REQUIRED
The approval, on an advisory basis, of the compensation of our NEOs requires the vote of a majority of votes cast affirmatively or negatively.
For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares in the advisory vote on compensation of our NEOs if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card without voting instructions, your shares will be voted “FOR” this proposal, in accordance with the Board’s recommendation.
BOARD RECOMMENDATION
The Board recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Vaalco Energy, Inc.
Executive Officers
The following table provides information with respect to the executive officers of Vaalco.
Name	Age	Title
George W. M. Maxwell	60	Chief Executive Officer (Principal Executive Officer) and Director
Ronald Y. Bain	59	Chief Financial Officer (Principal Financial Officer)
Thor Pruckl	65	Chief Operating Officer
Matthew R. Powers	50	Executive Vice President, General Counsel and Corporate Secretary
Casey Donohue	51	Executive Vice President, Technical and Business Development
The following is a brief description of the background and principal occupation of each current non-director executive officer:
RONALD Y. BAIN Chief Financial Officer (Principal Financial Officer) Age: 59
Ronald Y. Bain — Mr. Bain joined the Company in June 2021 and currently serves as Chief Financial Officer. Mr. Bain has over 25 years of oil and gas industry experience in a variety of roles across the supply chain and is a capital markets experienced chartered accountant (FCCA). Prior to working for the Company, Mr. Bain was Chief Financial Officer at Eland Oil & Gas Plc where he served on the board and on a variety of related company boards until the company was acquired by Seplat Petroleum Development Plc in December of 2019. Prior to working for Eland, Mr. Bain held a variety of Regional Accounting Directorship roles within the Baker flagship and Enterprise Finance Organization & Controller positions for both Baker Hughes and BJ Services over a 19-year period. Mr. Bain began his career at Donside Paper Company, starting as an Assistant Accountant and during his 9-year service rising through the Finance organization to the position of Finance Director. Mr. Bain qualified as a Chartered Accountant in 1993 with the Association of Certified Chartered Accountants where he is now a Fellow of the Association. He also holds certification from Corporate Financial Reporting Institute in Financial Modelling & Valuation Analyst, has certifications in International Financial Reporting (ACCA) and an award in Pension Trusteeship from the Pensions Management Institute. He attained a Scottish Higher National Certificate in Accounting at Aberdeen College of Commerce in 1987.

2026 Proxy Statement
THOR PRUCKL Chief Operating Officer Age: 65
Thor Pruckl — Mr. Pruckl joined Vaalco in 2019 as Executive Vice President, International Operations to oversee activities in West Africa, Equatorial Guinea and Angola. He was promoted to Chief Operating Officer in November 2022. Mr. Pruckl has over 30 years of domestic and international experience in both upstream and midstream operations and is well versed in both onshore and offshore operations from the seismic phase through to drilling and production. Mr. Pruckl has been deemed an expert witness in several arbitrations and hearings on well-site/facility design and operations. He started his career with BP Resources Canada, and later joined Talisman Energy managing their sour gas assets in Northern Canada. From 1999 through 2003 he was based in Southern Sudan, then returning to Canada to manage Talisman’s Northern Alberta assets. In 2006 Mr. Pruckl joined Nexen Energy and was based in Yemen managing Block’s 51 and 14 including their marine terminal and offshore mooring facilities. From 2009 through 2012, Mr. Pruckl re-joined Talisman Australasia managing the Papua New Guinea assets, and in 2013 he was assigned to Horizon Oil in Australia to begin project development and operations readiness on gas monetization projects planned for Papua New Guinea. Mr. Pruckl joined Noble in 2013 as their Asset Development Director for Equatorial Guinea, and was heavily involved in the commissioning and startup of the Alen offshore facilities, In 2014 he became Country Manager & Vice President of Noble Equatorial Guinea, managing Noble’s on and offshore assets. Mr. Pruckl holds an undergraduate degree in agriculture/engineering from the University of Saskatchewan, Canada and a Master’s degree in organizational leadership from Royal Roads University, Canada. Mr. Pruckl is a long-standing member of the Society of Petroleum Engineers.

MATTHEW R. POWERS Executive Vice President, General Counsel and Corporate Secretary Age: 50
Matthew R. Powers — Mr. Powers joined Vaalco in October 2022 as Executive Vice President, General Counsel and Corporate Secretary. Prior to Vaalco, Mr. Powers served as Executive Vice President and General Counsel of ION Geophysical Corporation, a publicly traded, multinational company that provided equipment, software and services to the global energy and marine logistics industries. Mr. Powers has worked extensively on energy projects throughout the world, with a particular focus on Africa. Prior to ION, he served for several years in both transactional and litigation groups at Sidley Austin LLP, Mayer Brown LLP and Duane Morris LLP. His wide-ranging experience includes operational contracts, capital markets, mergers and acquisitions, and dispute resolution. Mr. Powers has an A.B. in Economics from the University of Colorado, Denver and a Juris Doctor from the University of Chicago Law School. Mr. Powers is a member of the State Bar of Texas.

Vaalco Energy, Inc.
CASEY DONOHUE Executive Vice President, Technical and Business Development Age: 51
Casey Donohue — Casey Donohue joined Vaalco in February 2025 as EVP, Technical and Business Development. He has more than 20 years of experience in the international upstream oil and gas industry, with a proven history of technical expertise, exploration success, project management and operational excellence. Prior to joining Vaalco, Mr. Donohue held several senior leadership roles at Apache Corp, including Director of Conventional Exploration and most recently Director of International New Ventures.
A geologist by training, Mr. Donohue began his career in technical roles with ExxonMobil and BHP Billiton. Over his career, he has accumulated experience over a wide range of conventional and unconventional plays across Exploration, Development and Production assets around the world.
Mr. Donohue holds a BS in Geology from the University of New Hampshire and a MSc and PhD in Geology from the University of Michigan.

The biography of Mr. Maxwell, who currently serves as a director, is set forth above under “Proposal No. 1 — Election of Directors — Director Nominee Information and Qualifications.”

2026 Proxy Statement
Compensation Discussion and Analysis
INTRODUCTION
The purpose of this Compensation Discussion and Analysis is to provide a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2025 compensation programs and decisions for our NEOs. For 2025, our NEOs were:
Name	Title
George W. M. Maxwell	Chief Executive Officer (Principal Executive Officer) and Director
Ronald Y. Bain	Chief Financial Officer (Principal Financial Officer)
Thor Pruckl	Chief Operating Officer
Matthew R. Powers	Executive Vice President, General Counsel and Corporate Secretary
Casey Donohue	Executive Vice President, Technical and Business Development
2025 FULL YEAR HIGHLIGHTS
2025 was a year of heavy investment for future growth. We invested $236 million in capital expenditures, which included drilling in Gabon and Egypt and taking production offline at CI-40 in Côte d’Ivoire to fully refurbish the FPSO. While positioning ourselves for future growth in 2025, we:
•
Met or exceeded guidance every quarter.

•
Expanded our strategic footprint in Cote d’Ivoire, a well-established and investment-friendly country, by acquiring a 70% WI in, and confirmed operatorship of, the CI-705 block.

•
Reported year-end 2025 reserves of 43.0 MMBOE (net), which included 4 MMBOE (net) of positive revisions, organic additions and extensions, replacing two-thirds of 2025 production.

•
Entered new reserves-based lending facility with a current commitment level of  $255 million and the ability to grow to $300 million.

•
Drove collections in Egypt such that, by year end, all aged receivables were made largely current.

•
Returned $26.5 million to shareholders in 2025 through dividends.

Vaalco Energy, Inc.
2026 ACCOMPLISHMENTS TO DATE
•
We were confirmed as operator of the Kossipo field on the CI-40 Block, with a 60% WI.

•
We divested all our Canadian properties for $25.5 million, allowing us to increase focus on our core African assets.

•
We successfully drilled, completed and placed on production the Etame 15H-ST development well, confirming expectations from the ET-15P pilot well results.

We strive to be a leading independent exploration and production company focused on supporting sustainable shareholder returns and growth. We remain firmly focused on our strategic vision of achieving significant shareholder returns by maximizing the value of, and free cash flow from, our existing resource base, coupled with highly accretive growth opportunities.
COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY
Our executive compensation program is intended to attract, retain and motivate high caliber executives who are committed to supporting the growth of our business, and to align our executives’ goals with those of our shareholders. Our compensation program is designed:
Value	To reward executives for increasing shareholder value and align the interests of our executive officers and our shareholders.
Talent	To attract and retain talented executive officers by providing total compensation levels competitive with peer organizations.
Individual Performance	To recognize individual performance and promote accountability among executives.
Pay for Performance	To balance rewards for short-term and long-term results which are tied to Company and individual performance.
Manage Risk	To select performance metrics, apply appropriate caps and maintain program oversight to encourage appropriate assessment, management and mitigation of risk.
Our Compensation Committee seeks to compensate our NEOs competitively and to align performance-based incentives with shareholder interests. The Compensation Committee retains complete authority subject to the minimum limits set by our NEOs’ employment agreements to determine the actual amounts paid to our NEOs. While we acknowledge and understand that some shareholders prefer to eliminate the Compensation Committee’s ability to exercise discretion, we believe that our fiduciary obligation to retain talent requires that we be able to respond to unforeseen circumstances that may occur after the annual bonus program is finalized, typically in early Spring.

2026 Proxy Statement
HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES
Our executive compensation program includes a number of shareholder-friendly features that align with contemporary governance practices, promote alignment with our pay-for-performance philosophy and mitigate risk to our shareholders. The table below summarizes our key executive compensation practices, including practices that we do not follow:
	Things We Do…		Things We DON’T Do…
✔	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.	✘	Reprice stock options. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions.
✔	Tie incentives to specific objective metrics. Our annual performance-based cash awards incorporate numerous financial, operational, and strategic performance metrics to ensure that our NEOs are motivated to achieve excellence in a wide range of performance metrics.	✘	Provide for single-trigger change in control in our employment agreements. Our executive officer employment agreements do not provide for termination benefits upon a change in control outside of “double-trigger” change in control severance payments.
✔	Maintain robust stock ownership requirements. Our Board has adopted robust stock ownership guidelines that require our non-employee directors to retain a set amount of granted shares until they own five times (5x) their annual cash retainer, in equity, our Chief Executive Officer and Chief Financial Officer to retain a set amount of granted shares until they own three times (3x) their annual base salary in equity, and our other executive officers to retain a set amount of granted shares until they own two times (2x) their annual base salary in equity.	✘	Provide perquisites. We do not provide our executives with perquisites that differ materially from those available to employees generally.
✔	Require multi-year vesting periods. Our equity-based awards to employees generally incorporate a multi-year vesting period to emphasize long-term performance and executive retention.	✘	Allow hedging or pledging of Company shares. Our insider trading policy prohibits our directors and NEOs from any hedging or pledging of Company securities.
✔	Listen to our shareholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions.

Vaalco Energy, Inc.
“Say on Pay” We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions. At our Annual Meeting of Shareholders in 2025, the advisory proposal on our 2024 executive compensation program received the support of approximately 93.5% of votes cast.
Each year, we will continue to consider shareholder feedback, input from our independent compensation consultant and the outcomes of future say-on-pay votes when assessing our executive compensation programs and policies and making compensation decisions for our NEOs.
Determining Executive Compensation and Designing Compensation to Reward Pay for Performance. Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. In addition, we reward qualities such as:
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teamwork;

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individual performance in the prevailing economic and industry conditions;

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exemplification of our core values;

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resourcefulness;

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effective management of our assets;

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contributions to our exploring new avenues to increase oil and gas production and reserves;

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level of job responsibility; and

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industry expertise.

We take into account level of role responsibility and labor market demands and tailor compensation to retain our talent. We believe that we ask more of a smaller group of leaders, with each executive having a broader role and impact than they otherwise might at other companies.

2026 Proxy Statement
Elements of Our Compensation Program. To accomplish our objectives, our compensation program is comprised of four elements: base salary, cash bonus, long-term equity-based compensation and benefits. The table below sets forth a summary of the principal elements of our compensation program and why we believe each form of compensation fits within our overall compensation philosophy:
Compensation Element	Type	Form	Primary Objectives	Additional Information
Base Salary	Fixed	Cash	Attract and retain talent; provide predictable income based on position and responsibilities	Reviewed annually based on market positioning and individual qualifications
Performance-Based Annual Cash Bonus	Variable	Cash	Short-term Company and individual performance; motivates management to achieve key objectives	Earned based on achievement of important near-term financial, operating, safety and environmental objectives
Long-Term Service-Based Equity Incentive	Variable	Restricted Stock, Stock Options	Rewards long-term value creation; fosters retention and continuity; enhances shareholder alignment	Awards generally vest ratably over three or more years, and a portion contain additional vesting restrictions based on Company performance. Designed to tie compensation to long-term value growth
Our NEOs are entitled to participate in the standard employee benefit plans and programs generally available to our employees. Our US-based employees are eligible to participate in our 401(k) plan with matching contributions. Since Messrs. Maxwell, Bain, and Pruckl are not eligible to participate in our 401(k) program pursuant to the terms of their employment agreements, they receive a cash payment calculated to approximate an amount equivalent to matching contributions that would have been payable under our 401(k) plan.
We reimburse NEOs, as we do all our employees, for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as employees. The Company will also procure for our employees, or reimburse as a business expense, tax advice for liabilities that are likely to arise from travel or relocation requested by the Company.
How We Determine Each Element of Compensation. In designing the Company’s executive compensation policies, the primary concern is designing total compensation that best attracts and retains talented individuals, and drives them to deliver the best results for our shareholders. The Compensation Committee reviews competitive market compensation data but does not set NEO compensation at any pre-determined level vis-à-vis market competitors, either in terms of percentile or compensation mix.
In practice, the total direct compensation opportunity for each of our NEOs is based on many factors in addition to competitive market data, including the executive’s experience, the importance of the role within the Company, and the executive’s contribution to the Company’s long-term success. In addition, the Compensation Committee considers various measures of Company and industry performance, including reserves, production, and revenue in order to determine earned compensation for each of our NEOs.

Vaalco Energy, Inc.
Role of the Compensation Committee. The Compensation Committee charter contains several important mandates: (i) to review and approve corporate goals and objectives relevant to the compensation of our executives; (ii) to evaluate our executives’ performance in light of those goals and objectives; (iii) to determine and approve our executives’ compensation level, including annual base salary, annual incentives and long-term incentives, based on such evaluation; and (iv) to exercise oversight with respect to the Company’s compensation philosophy, incentive compensation plans and equity-based plans.
Role of the Independent Consultant. In 2025, the Compensation Committee utilized the services of a large, nationaly known advisory firm as an independent consultant on executive compensation. The Compensation Committee did not direct the advisory firm to perform its services in any particular manner or under any particular method, and all decisions with respect to our executives’ compensation are made by the Compensation Committee. The Compensation Committee has the final authority to retain and terminate compensation consultants and evaluates engagements and products annually. Under NYSE listing standards pertaining to the independence of compensation consultants, the advisory firm engaged by the Compensation Committee is independent. Aside from advising us as to aspects of corporate governance and disclosures, and benchmarking director and employee compensation, the advisory firm does not provide services to the Company.
Role of Management. The Compensation Committee considered the advice and input of the Company’s management in compensation matters. Specifically, the Compensation Committee leverages the Company’s management, human resources department and legal department to assist the Compensation Committee in the timely and cost-effective fulfillment of its duties. The Compensation Committee solicits input from the Chief Executive Officer and human resources department regarding compensation policies and levels. The legal department assists the Compensation Committee in compliance, reporting, and documentation of compensation decisions. The Compensation Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation, nor does the Compensation Committee permit the Chief Executive Officer or other members of management to be present for those portions of Compensation Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined.

2026 Proxy Statement
BASE SALARY
The Compensation Committee meets at least annually to review the base salaries of our executive officers.
In setting base salaries, the Compensation Committee seeks to maintain stability and predictability from year-to-year, and usually makes percentage increases based on its view of the cost of living and competitive conditions for executive talent in the market. The Compensation Committee also considers subjective factors in setting base salary, including individual achievements, our performance, level of responsibility, experience, leadership abilities, increases or changes in duties and responsibilities and contributions to our performance.
We believe that a significant portion of an NEO’s compensation should be variable, based on the performance of the Company. Accordingly, base salary is a minority portion of the overall total compensation of the NEOs.
The following table provides information concerning the annual base salary of each of our NEOs:
Name	2024 Base Salary ($)	2025 Base Salary ($)	% Change
George W. M. Maxwell	605,000	641,300	6%
Ronald Y. Bain	440,000	466,400	6%
Thor Pruckl	432,000	451,440	4.5%
Matthew R. Powers	378,000	395,010	4.5%
Casey Donohue(1)	—	330,000	N/A

(1)
Mr. Donohue joined the Company in February 2025.

The Compensation Committee reviews salaries across the Company annually. The increase in the base salaries of our NEOs in 2025 was commensurate with adjustments to base salaries for the rest of our US-based labor force last year.
ANNUAL CASH INCENTIVE BONUS
Our NEOs, senior management and other non-management personnel have the potential to receive a meaningful cash bonus if annual financial and operational objectives or goals, pre-established by the Compensation Committee, are met and the Board approves the payment of bonuses.
In determining the incentive bonuses earned, the Compensation Committee considers both Company and individual performance and, in its discretion, any other context or unforeseen circumstances that contributed to overall performance. Each executive has a pre-established target bonus opportunity, defined as a percentage of salary. Such executives can earn between 0% and 200% of that target opportunity based on Company and individual performance. The target bonus percentages for 2025 were as follows:
Executive	Target STI Payout Opportunity (as a % of Base Salary)
George W. M. Maxwell	100%
Ronald Y. Bain	75%
Thor Pruckl	75%
Matthew R. Powers	75%
Casey Donohue	75%

Vaalco Energy, Inc.
The payout of each executive target bonus is based on Company performance, individual performance, and the executive position’s relevance in driving each scorecard metric.
COMPANY SCORECARDS
Early in the year, the Compensation Committee approves an Executive and a Non-Executive Scorecard that set various performance targets for corporate financial and non-financial measures for the year. These performance measures are based in part on, and intended to align with, the annual operating budget, the financial forecast, and the business plan approved by our Board early in our fiscal year.
The scorecards contain the performance goals (referred to as “metrics” in the scorecard) used to determine the corporate component of cash bonuses payable in the spring of the following year. The Compensation Committee assigns a “weight” to each metric. All metrics, added together, sum to 100%; the “weight” of an individual goal is its fraction of 100%.
The Compensation Committee assigns a different weight to each performance goal in the scorecards based on the relative importance of each performance target to the Company’s overall strategic goals. The overall achievement of Vaalco’s Non-Executive Scorecard is a performance measure under the Executive Scorecard.
The Compensation Committee also sets three “ranges” for each performance goal: Threshold, Plan, and Stretch. The three ranges provide a benchmark for a multiplier that is applied to each metric to determine the final score with respect to that metric. Achieving Plan always results in a multiplier of 100%, such that, if Plan were achieved but not exceeded for every metric, the final score on the scorecard would be 100%. The Compensation Committee also determines a “Threshold” range which would result in a multiplier of 50%, and a “Stretch” range which would result in a multiplier of 150%. Multipliers below Threshold, above Stretch or between the named ranges are set a numeric value accordingly.
The metrics in the Non-Executive Scorecard are intended to be underpinned by goals that each employee can help to drive by executing on his or her individual responsibilities, in categories such as operations, cost containment, safety and employee development.
The Executive Scorecards, by contrast, include metrics that executives are more directly responsible for, such as inorganic growth, finance, Company strategy, and navigating particular challenges identified as priorities by the Board.

2026 Proxy Statement
The 2025 scorecards, populated with results, are set forth below.
NON-EXECUTIVE SCORECARD
Metric	Threshold 50%	Plan 100%	Stretch 150%	Actual Results	Weight	Score
HSSE, TRIR(1)	1	0.5	0.3	0.34	7.5%	10.8%
CO2-e Emissions	2% intensity reduction from 2024 = 19.66 kg CO2-e / BOE	4% intensity reduction from 2024 = 20.079 kg CO2-e / BOE	6% intensity reduction from 2024 = 19.25 kg CO2-e / BOE	21.40	7.5%	0.0%
Employee Development	90% participation in online compliance training modules	95% participation in online compliance training modules	100% participation in online compliance training modules	Stretch	10%	15.0%
Production Rate, WI BOEPD	18,720	20,800	22,880	21,143	15%	16.2%
OPEX Per BBL WI(2)	$20.41	$18.55	$16.70	$18.26	10%	10.8%
Cash Flow from Operations (in thousands)	$115,941	$128,823	$141,705	$210,554	10%	15.0%
1P Reserve Replacement Ratio (WI)	0.70	0.90	1.10	1.10	15%	22.3%
Adjusted Corporate G&A, $000s(3)	$21,369	$19,427	$17,484	$21,831	10%	0.0%
Major Project Timelines	< 11 days behind	On schedule	> 9 days ahead		7.5%	5.6%
Major Project Costs	Within 10% of budget	Within 5% of budget	Under budget		7.5%	3.8%
	Total				100%	99.5%

(1)
“TRIR” stands for Total Recordable Incident Rate. Threshold is approximately two incidents, Plan is one incident and Stretch is no incidents.

(2)
Operating Expense per BBL WI: excludes workovers, domestic market obligations, required CSR spending and crude oil inventory. WI sales barrels used for Cote d’Ivoire calculation.

(3)
Adjusted Corporate G&A: Excludes stock-based compensation, M&A activity, bonuses, and board costs.

In the Non-Executive Scorecard, the metrics were total recordable incident rate, an important HSSE metric; CO2-e emission reduction; employee development, as measured by participation in training; production rate, in working interest barrels of oil per day; operating expenditures per working interest barrel; cash flow from operations; proved reserves additions; adjusted corporate general and administrative expenses; and meeting project timeline and cost goals on three major projects: the Ivorian FPSO refurbishment, the upgrade of the Etame platform, and the Ebouri crude sweetening project. In assigning the relative weights to these metrics, the Compensation Committee considered driving near and long-term value to our shareholders through a combination of cost containment and efficient production, as well as the wellbeing of our employees and the environment. Our employees underachieved Plan very slightly on an aggregate level, resulting in an overall score of 99.5%.

Vaalco Energy, Inc.
EXECUTIVE SCORECARD
Metric	Threshold 50%	Plan 100%	Stretch 150%	Actual Result	Weight	Score
Non-Executive Scorecard	N/A	N/A	N/A	99.5%	15%	14.9%
Inorganic Growth	Sign a letter of intent	Complete an acquisition	Complete acquisition and have consolidated and integrated by year end, with all necessary governmental approvals in place by end of H1 2025.	150%	15%	22.5%
Debt Financing	Alternative Facility over and above the current RBL	Incremental Liquidity via financing with accessibility with RBL (or revolver) or replace RBL	Plan, plus reduced cost of financing.	100%	15%	15%
Gabon Drilling Campaign	Drill 2 wells	Drill and complete 2 wells within budget	Drill 3 wells within budget exceeding pre-drill target Production	0%	15%	0%
Major Project Costs	Within 10% of budget	Within budget	Under budget	50%	15%	7.5%
Block P FID	Complete Geomodelling and Design of top sides	FID – 2025	FID by end of Q3 2025	50%	5%	2.5%
Egyptian Collections	Collections (including offsets to be at least 90% of sales)	Collect $24 million with overall collections at least matching sales for the year	Collect $50 million	150%	10%	15%
Investor Communication	Hold Capital Markets Day. Retain Institutional shareholders plus management ownership > 50%	Hold a Capital Markets Day May 2025. Retain Institutional shareholders plus management ownership > 60%	Plan reached, plus Executives featured at 5+ Energy conferences. Avg 3 month volume > 750k shares per day.	150%	10%	15%
Total					100%	92.4%
TSR Modifier						-25%
Total Score						69.3%
Metrics for the 2025 Executive Scorecard were Non-Executive Scorecard results; milestones for inorganic growth, debt financing, and our drilling campaign in Gabon; meeting project cost goals on three major projects — the Ivorian FPSO refurbishment, the upgrade of the Etame platform, and the Ebouri crude sweetening project; progressing a final investment decision with respect to Block P in Equatorial Guinea; reducing collectibles associated with our Egypt operations; and executing on investor relations to drive our share liquidity and institutional ownership goals.

2026 Proxy Statement
Elements of Executive Compensation-Non-Executive Scorecard Results. The executive team is ultimately responsible for the performance of all employees. Accordingly, each year, the Compensation Committee designates the Non-Executive Scorecard results a component of the Executive Scorecard so that executive compensation is tied to all employees achieving Company goals. The Compensation Committee weighted this metric as 15% of the executive team’s total score, and applied the final score of the Non-Executive Scorecard Plan (99.5%) as the multiplier to this metric.
Inorganic Growth. In early 2025 we acquired a 70% working interest in, and became operator of, the CI-705 block offshore Côte d’Ivoire. We believe the block provides a strong opportunity to add value and runway for the Company’s future. Further, our approval as operator, along with our obtaining all other necessary government approvals and meeting the other targets articulated in the description of the Stretch multiplier, advanced our ability to quickly be approved as operator of the Kossipo development in the CI-40 block. Accordingly, the Compensation Committee applied the Plan (150%) multiplier to this metric.
Debt Financing. In Q1 2025 we entered into a new revolving credit facility with initial aggregate commitments of  $190 million and the ability to grow to $300 million. This achieved the targets articulated as “Plan”, and the Compensation Committee accordingly applied the a 100% multiplier. The increased liquidity constitutes an important backstop and supplement to our internally generated cash flow that will help us to better execute our investment programs over the next few years.
Gabon Drilling Campaign. These goals were related to the timing and cost of the first three planned wells in our Gabon drilling campaign. Achieving Threshold required that two wells be drilled in the year. Because of a delay in the deployment of the drill rig, we were unable to commence until December and drilled and logged only one well before the end of the year. Accordingly, the Compensation Committee awarded no points for this goal on the scorecard.
Major Project Costs. While Vaalco is focused on growth and on increasing production, controlling spending remains critical to driving shareholder return. For 2025, the Compensation Committee assigned a weight of 15% to the goal of controlling costs associated with three major capital projects: the refurbishment of the Ivorian FPSO; the upgrade of the Etame platform; and the Ebouri crude sweetening project. Because costs were within budget for each of the three major capital projects, Management achieved Plan with respect to this goal, resulting in a multiplier of 100%.
Block P FID. The Company believes the Block P development in Equatorial Guinea has the potential to be a strong producing asset in our portfolio. The Compensation Committee therefore assigned a weight of 5% to a goal involving the completion of a Final Investment Decision (“FID”) with respect to this block. While FID was not completed in 2025 as planned, our subsurface and engineering teams completed the geomodelling and design of the topsides, achieving Threshold with respect to this goal, resulting in a multiplier of 50%.
Egyptian Collectibles. At the start of 2025 our outstanding aged accounts receivable for Egypt amounted to $113 million. Reducing this amount was an important Company goal and was assigned a weight of 10%. By the end of the year, we collected $210 million on $129 of revenue, making all of our aged receivables current. The Company achieved the targets articulated in description of the Stretch multiplier for this goal, and the Compensation Committee applied the 150% multiplier.
Investor Relations. As often expressed by our management, we believe Vaalco stock trades below its value. While our primary focus is on operational excellence, we believe maintaining and improving the liquidity of our shares and the percentage of institutional holders can help drive value for our shareholders. Management achieved the Stretch target here, and the Stretch (150%) multiplier was applied.

Vaalco Energy, Inc.
TSR Modifier/Peer Group. As seen in the table above, the total raw score achieved by our executive team per the 2025 scorecard criteria was 92.4. After tabulating the total raw score, the Compensation Committee calculates and applies a TSR Modifier by comparing the 30-day value weighted average price (“VWAP”) of the Company’s share price in the last 30 trading days of the year for the same period in the prior year, as well as factoring in cash returned to shareholders in the form of dividends and share buybacks. The Compensation Committee also compares the performance of the Company by these measures with the performance of the companies identified as our peers over the same time period. The bonus payout is capped, such that even if the raw score and TSR Modifier dictates a bonus payout of more than 200% of the executive’s target, no executive can earn more than 200% of his or her target.
The TSR Modifier is calculated as set forth below:
The TSR Modifier seeks to capture how the return to Vaalco’s shareholders over the year in question compared to the return to shareholders of the companies the Compensation Committee believe to be most comparable to Vaalco, from the standpoint of our operations and investment profile.
The Compensation Committee has identified the defining characteristics of such peer companies to be one, that each be an independent oil and gas producer; two, that each have a geographic focus similar to Vaalco’s; and three, that each be of a size that render comparison to Vaalco meaningful.
The Compensation Committee believes that these three factors constitute some of the most important metrics that investors in our industry consider from the standpoint of focus, risk, and return, that are also readily available and quantifiable.
For 2025 bonuses, the peer group identified by our Compensation Committee was the same as 2024: Afentra PLC, BW Energy Ltd., Capricorn Energy PLC, Kosmos Energy Ltd., Meren Energy (f/k/a Africa Oil Corp.), Orca Exploration Group Inc. Class B, Panoro Energy ASA, Pharos Energy, PLC, Seplat Petroleum and Tullow Oil plc.
Each of these companies is an independent oil and gas producer with a strong focus on African or Egyptian assets.
For 2025, the 30-day VWAP of the Company’s total return decreased 27%, year-end to year-end, in the third quartile of our selected peer group. Accordingly, the TSR resulted in an overall modifier of  -25% to the Executive Scorecard.

2026 Proxy Statement
The Committee believes it to be in our shareholders’ best interests to align executive compensation with the performance of the Company’s stock price, and believes it is also important that the executive compensation program not incentivize executives to focus on stock price performance to the detriment of other important business metrics. The goal in designing the program is to motivate executives to produce positive short- and long-term corporate results, without motivating them to take unnecessary or excessive risks in doing so. The Committee believes that having share price taken into account by means of a multiplier of metrics that are not derived from share price, coupled with the balancing effect of weighing our share price increase (or decrease) against performance of our peers, strikes the appropriate balance.
With respect to the individual performance component of the Company’s annual incentive bonuses, the Compensation Committee evaluates the performance of each executive officer in light of the goals set forth in the Executive Scorecard, taking into account the specific duties and responsibilities of each officer. In addition, the Compensation Committee considers each executive officer’s performance with respect to his or her critical duties, as well as the achievements each executive officer made during the year towards the Company’s strategic and financial goals. The Compensation Committee also considers the Chief Executive Officer’s feedback concerning his reports.
After combining the corporate performance (that is, the score from the scorecard) and the individual performance components of the annual incentive bonuses, each of which was given equal weight, our Compensation Committee determined that our NEOs would receive the following bonuses for their performance during 2025:
Executive	Target Annual Incentive Bonus	Actual 2025 STI Payout	% of Target
George W. M. Maxwell	$641,300	$632,963	98.7%
Ronald Y. Bain	$349,800	$345,253	98.7%
Thor Pruckl	$338,580	$334,178	98.7%
Matthew R. Powers	$296,258	$292,406	98.7%
Casey Donohue(1)	$215,630	$205,371	97.0%

(1)
Mr. Donohue’s target and payout were prorated to reflect his February 24, 2025 start date.

Our annual incentive bonuses were paid in March 2026.

Vaalco Energy, Inc.
LONG-TERM EQUITY-BASED INCENTIVES
Overview and 2025 Equity Compensation. We believe formal long-term equity incentive programs are valuable compensation tools and are consistent with the compensation programs of the companies in our peer group.
We maintain (i) the 2020 LTIP, which permits the grant of stock, options, restricted stock, restricted stock units, phantom stock, SARs and other awards, any of which may be designated as performance awards or be made subject to other conditions and (ii) the Vaalco Energy, Inc. 2016 Stock Appreciation Rights Plan, which permits the grant of cash-settled SARs that give the holder the right to receive an amount of cash equal to the difference between the exercise price and the fair market value of the SAR on the date of exercise. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:
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balances short- and long-term objectives;

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aligns our executives’ interests with the interests of our shareholders;

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encourages long-term focus and decision-making in line with our strategic goals;

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makes our compensation program competitive from a total remuneration standpoint;

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encourages executive retention; and

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gives executives the opportunity to share in our long-term value creation.

The Compensation Committee administers our long-term incentive plans. The Committee confirms eligible recipients, determines grant type timing, assigns the number of shares subject to each award, fixes the time and manner in which awards are exercisable and sets exercise prices and vesting and expiration dates.
For compensation decisions regarding the grant of equity compensation to executive officers other than our Chief Executive Officer, our Compensation Committee considers recommendations from our Chief Executive Officer. Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits, subject to the terms and conditions of the applicable plan documents. The Compensation Committee has generally granted awards that vest ratably over a three-year period. In the event of a change of control, all outstanding equity-based awards will immediately vest.
In general, our Compensation Committee attempts to provide a mix of awards to our executives that is appropriately balanced between incentivizing performance and retention. For 2025, our Compensation Committee determined to grant our NEOs a mix of restricted stock with a service-based vesting restriction only, and restricted stock with a service-based plus a performance-based vesting restriction. This mixture was designed to encourage high-level performance by our executives and align their interests with those of our shareholders. The service-based vesting requirements (all awards that vest do so ratably over at least a three-year period) promotes long-term retention of our NEOs.
Equity awards are generally granted to our NEOs and other employees on an annual basis. The Compensation Committee determines the actual award values at its discretion based on individual factors including the individual’s previous and expected future performance, level of responsibilities, retention considerations and internal parity.

2026 Proxy Statement
Based on these factors, the Compensation Committee determined to grant the following equity incentive awards to our NEOs in 2025:
Executive	Restricted Shares(1)	Performance Restricted Shares(2)	Total
George W. M. Maxwell	246,805	356,422	603,227
Ronald Y. Bain	91,650	132,356	224,006
Thor Pruckl	121,817	175,922	297,739
Matthew R. Powers	62,194	89,817	152,011
Casey Donohue	24,554	35,459	60,013

(1)
Represents shares of restricted stock granted on June 5, 2025. The shares of restricted stock vest in three equal installments on each of June 5, 2026, 2027 and 2028.

(2)
Amounts represent the performance restricted stock granted on June 5, 2025. Each performance share contains both a performance component and time component in order to vest. One-third of the awards vest no sooner than June 5, 2026, provided that, after the date of grant, a stock price performance hurdle of 15% above the exercise price has been achieved; one-third of the awards vest no sooner than June 5, 2027, provided that, after the date of grant, a stock price performance hurdle of 32.25% above the exercise price has been achieved; and the remaining one-third of the awards vest no sooner than June 5, 2028, provided that, after the date of grant, a stock price performance hurdle of 52.5% above the exercise price has been achieved. Each hurdle is measured using a 30-day average stock price. Each stock price performance hurdle must be achieved no later than June 5, 2035 to trigger vesting. As of April 10, 2026, all of the stock price performance hurdles have been achieved. Amounts represent the performance restricted stock granted on the noted date.

The vesting of our equity awards is generally contingent on continued service. However, vesting of awards is generally accelerated in the event of a change of control. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change in Control” below.
The equity awards granted to our NEOs are subject to forfeiture in accordance with the terms of the grant agreements if the executive terminates employment before the award vests, the executive is terminated for cause, or the executive otherwise fails to comply with the terms of his or her award agreement.
BENEFITS
We provide company benefits that we believe are standard in the industry to all of our employees, including our NEOs. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, the majority of which is currently paid for by the Company, and a 401(k) employee savings plan. We also currently make matching contributions to our 401(k) plan of up to 6% of each participant’s salary. The Company pays all administrative costs to maintain the 401(k) plan. We do not provide employee life insurance amounts surpassing the Internal Revenue Service maximum.

Vaalco Energy, Inc.
EMPLOYMENT AGREEMENTS
We utilize employment agreements to retain and attract highly qualified executive officers in a competitive market. We currently have employment agreements with Mr. Maxwell, our Chief Executive Officer, Mr. Bain, our Chief Financial Officer, Mr. Pruckl, our Chief Operating Officer, and Mr. Powers, our Executive Vice President and General Counsel. See “— Severance and Change in Control Payments” below for additional information.
George W. M. Maxwell — In connection with the appointment of Mr. Maxwell as our Chief Executive Officer, we entered into an employment agreement with him effective as of April 19, 2021, which was amended on January 27, 2022, November 1 , 2022, and June 6, 2024 (as amended, the “Maxwell Employment Agreement”), pursuant to which Mr. Maxwell is entitled to receive an annual base salary of  $550,000, which is subject to increase (but not decrease) by the Compensation Committee. The Maxwell Employment Agreement also provides that Mr. Maxwell is eligible to receive an annual cash bonus with a target percentage equal to 100% of his base salary and restricted stock, stock options, or other incentive awards in accordance with normal competitive pay practices, on a basis no less favorable than the process and approach used for the Company’s other senior executives. Pursuant to the Maxwell Employment Agreement, the Company pays Mr. Maxwell $22,000 per year for health benefits and $17,000 per year to approximate a 401(k) match, and provides other customary employment benefits, including paid vacation and sick leave.
Ronald Y. Bain — In connection with the appointment of Mr. Bain as Chief Financial Officer, we entered into an employment agreement with him effective as of June 18, 2021, which was amended on January 27, 2022 , November 1, 2022, and June 6, 2024 (as amended, the “Bain Employment Agreement”). Pursuant to the Bain Employment Agreement, Mr. Bain is entitled to receive an annual base salary of  $400,000, which is subject to increase (but not decrease) by the Compensation Committee. The Bain Employment Agreement also provides that Mr. Bain is eligible to receive an annual cash bonus with a target percentage equal to 75% of his base salary and restricted stock, stock options, or other incentive awards in accordance with normal competitive pay practices, on a basis no less favorable than the process and approach used for the Company’s other senior executives. Pursuant to the Bain Employment Agreement, the Company pays Mr. Bain $22,000 per year for health benefits and $17,000 per year to approximate a 401(k) match, and provides other customary employment benefits including paid vacation and sick leave.
Thor Pruckl — In connection with the appointment of Mr. Pruckl as Chief Operating Officer, we entered into an employment agreement with him, amended and restated as of April 18, 2024, and again amended as of June 6, 2024 (as amended, the “Pruckl Employment Agreement”). Pursuant to the Pruckl Employment Agreement, Mr. Pruckl is entitled to receive an annual base salary of  $400,000, which shall be reviewed annually by the Compensation Committee, and may be increased, but not decreased, at the discretion of the Compensation Committee. The Pruckl Employment Agreement also provides that Mr. Pruckl is eligible to receive an annual cash bonus with a target percentage equal to 75% of his base salary and restricted stock, stock options, or other incentive awards in accordance with normal competitive pay practices, on a basis no less favorable than the process and approach used for the Company’s other senior executives.
Pursuant to the Pruckl Employment Agreement, for so long as Mr. Pruckl’s principal place of employment is in Houston, Texas, Mr. Pruckl will receive furnished leased housing and a leased vehicle with additional payments made by the Company to cover any withholding taxes due in connection therewith. Pursuant to the Pruckl Employment Agreement, the Company pays Mr. Pruckl $17,000 per year to approximate a 401(k) match, and provides other customary employment benefits including paid vacation and sick leave.
Matthew R. Powers — We entered into an employment agreement, dated January 18, 2024, which was amended June 6, 2024 (as amended, the “Powers Employment Agreement”) with Mr. Powers, our Executive Vice President and General Counsel. Pursuant to the Powers Employment Agreement, Mr. Powers is entitled to receive a minimum annual base salary of  $350,000, which shall be reviewed annually by the Compensation Committee and may be increased, but not decreased, at the discretion of the Compensation Committee. Mr. Powers is eligible to receive an annual cash bonus with a target percentage equal to 75% of his base salary and restricted stock, stock options, or other incentive awards in accordance with normal

2026 Proxy Statement
competitive pay practices, on a basis no less favorable than the process and approach used for the Company’s other senior executives. In addition, Mr. Powers is entitled to other customary employment benefits, including reimbursement for business and entertainment expenses and paid vacation.
We believe that employment agreements ensure continued dedication of executives in view of personal uncertainties or risk of job loss and ensure that compensation and benefits expectations are understood and satisfied. We may enter into employment agreements governing compensatory terms such as base salary, target incentive bonus percentage, annual equity target and equity grants upon hire. Employment agreements may also include specific terms regarding relocation (where appropriate), severance payments and other benefits, if any, due to the executive under various employment termination circumstances.
SEVERANCE AND CHANGE IN CONTROL PAYMENTS
Messrs. Maxwell, Bain, Pruckl and Powers are each party to an executive employment agreement that contain provisions relating to payments on change of control. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”
PERQUISITES AND INDEMNIFICATION
We do not typically provide perquisites to our NEOs that are not available to employees generally.
Pursuant to our organizational documents, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our NEOs.
From time to time, we may provide perquisites for recruitment or retention purposes, or in connection with a relocation. Mr. Pruckl was asked to relocate from Gabon to the United States in connection with his promotion to Chief Operating Officer in late 2022, and, as is reflected in the Summary Compensation Table, he receives payment for housing costs and increased tax costs relating to this relocated assignment. We generally provide similar compensation to non-executives whom we ask to relocate.

Vaalco Energy, Inc.
OTHER COMPENSATION INFORMATION
Prohibition on Hedges and Pledges. Our insider trading policy prohibits hedging and pledging transactions and broadly applies to all directors, officers and employees of the Company. Such persons are prohibited from (i) executing transactions in Company securities that involve puts, calls or other derivative securities on an exchange or other organized market, (ii) holding Company securities in margin accounts or pledging the Company securities as collateral for loans or other obligations, without the prior consent of the Board, or (iii) engaging in hedging transactions with respect to Company securities, including trading in any derivative security, zero-cost collars, forward sale contracts, or other forms of hedging or monetization transactions, including those that allow such person to own the securities without the full risks and rewards of ownership.
Assessment of Risk. It is important to take risk into account when making compensation decisions. Our Compensation Committee has designed our compensation program for executive officers to avoid excessive risk taking. While, as discussed above, metrics are an important component of the Compensation Committee’s deliberations with respect to annual bonuses, the Compensation Committee retains discretion to depart from these metrics in part to maintain a stronger ability to deter excessive risk taking.
Stock Ownership Guidelines. We have adopted stock ownership guidelines that apply to our officers and directors. Pursuant to the guidelines, our directors and officers must own a multiple of their annual base salary or their cash retainer, as applicable, in our common stock or certain qualifying derivatives. For additional information, see “Corporate Governance — Stock Ownership Guidelines.”
Accounting and Tax Considerations. We may from time to time pay compensation amounts to our executive officers that are not deductible under the Internal Revenue Code of 1986 (the “Code”). Although we consider tax deductibility in the design and administration of our executive compensation plans and programs, we believe that our interests are best served by providing competitive levels of compensation to our NEOs even if it results in the non-deductibility of certain amounts under the Code.
Section 409A of the Code sets forth limitations on the deferral and payment of certain benefits. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, and the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. Equity awards granted to our employees, including NEOs, and to our directors, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date (and each subsequent reporting date, as applicable) in accordance with ASC Topic 718.
Recoupment Policy. We have a clawback policy that is compliant with NYSE and SEC standards that provides for the recoupment or forfeiture of incentive compensation paid to our executives in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws.
Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information. It has been Vaalco’s practice for several years to determine equity awards at the June meeting of the Board, which is generally held on the same day as, and subsequent to, the Annual Meeting. The Compensation Committee may, in its discretion, grant equity awards outside of our annual grant cycle for new hires, retention, or other purposes. The Compensation Committee approves all equity award grants on or before the grant date and does not take material nonpublic information into account when determining the timing and terms of equity award grants. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. The Company did not grant any stock options (or similar equity awards) to its NEOs during the fiscal year ended December 31, 2025.

2026 Proxy Statement
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, and also incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee of the Board,
Andrew L. Fawthrop, Chairman
Cathy Stubbs
Fabrice Nze-Bekale
Edward LaFehr
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities or the Exchange Act, except to the extent that the Company specifically incorporates such information.

Vaalco Energy, Inc.
Executive Compensation
2025 SUMMARY COMPENSATION TABLE
The following sets forth the annual compensation elements of Vaalco’s NEOs for the years ended December 31, 2025, December 31, 2024 and December 31, 2023.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
George W. M. Maxwell Chief Executive Officer	2025	632,225	1,659,728	—	632,963	76,807(4)	3,001,723
	2024	591,250	841,290	842,175	686,675	54,103(5)	3,015,493
	2023	550,000	412,501	412,501	561,000	40,423(6)	1,976,425
Ronald Y. Bain Chief Financial Officer	2025	459,800	616,333	—	345,253	53,795(7)	1,475,181
	2024	430,000	307,947	308,270	374,550	45,222(8)	1,465,989
	2023	400,000	150,002	150,001	306,000	39,668(9)	1,045,671
Thor Pruckl Chief Operating Officer	2025	446,580	819,203	—	334,178	149,908(10)	1,749,869
	2024	424,000	409,309	409,739	351,540	349,514(11)	1,944,102
	2023	400,000	150,002	150,001	298,500	421,962(12)	1,420,465
Matthew R. Powers Executive Vice President and General Counsel	2025	390,758	418,246	—	292,406	27,403(13)	1,128,813
	2024	372,500	208,970	209,191	286,335	22,440(14)	1,099,436
	2023	350,000	87,500	87,500	254,625	19,800(15)	799,425
Casey Donohue(1) Executive Vice President, Technical and Business Development	2025	277,500	165,120	—	205,371	1,800(16)	649,791

(1)
Mr. Donohue joined the Company in February 2025.and became an NEO in the year ended December 31, 2025; thus, no compensation information is provided for the years ended December 31, 2024 and 2023.

(2)
The grant date fair value was determined under ASC Topic 718 for financial reporting purposes. For a discussion of the determination of fair value under this Topic for the grants, see Note 16, “Stock-based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The grant date fair value of the Performance Restricted Shares granted to the NEOs during 2025 was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10, excluding the effect of estimated forfeitures. The grant date value of the PSUs granted to the NEOs in 2025 and reported in the table above, assuming the highest level of performance conditions will be achieved. The grant date value of the Performance Restricted Shares is calculated using a Monte-Carlo simulation valuation model that takes into account all possible outcomes of the performance-based condition, including consideration of maximum payout value. The amounts reflected in this column and in this footnote do not represent the actual amounts that will be paid to or realized by our NEOs for awards made during the respective fiscal year.
The actual value that can be realized from the exercise of stock options depends on the increase of Vaalco’s stock price above the exercise price between the vesting date and the exercise date. Each stock option contains both a performance and time component in order to vest. One-third of the awards vest no sooner than the first anniversary of the grant date, provided that, after the grant date, a stock price performance hurdle of 15% above the exercise price has been achieved; another one-third of the awards vest no sooner than the second anniversary of the grant date, provided that, after the grant date, a stock price performance hurdle of 32.25% above the exercise price has been achieved; and the remaining one-third of the awards vest no sooner than the third anniversary of the grant date, provided that, after the grant date, a stock price performance hurdle of 52.5% above the exercise price has been achieved. Each hurdle is measured using a 30-day average stock price. Each stock price performance hurdle must be achieved no later than the ten-year anniversary of the grant date to trigger vesting.
(3)
Annual bonuses for our executives for 2025 were determined and paid in March 2026 and are reflected in the 2025 non-equity incentive plan compensation column. Annual bonuses for our executives for 2024 were determined and paid in March 2025 and are reflected in the 2024 non-equity incentive plan compensation column. Annual bonuses for our executives for 2023 were determined and paid in March 2024 and are reflected in the 2023 non-equity incentive plan compensation column.

2026 Proxy Statement
(4)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Maxwell Employment Agreement, and $37,807 in dividends paid on unvested restricted stock.

(5)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Maxwell Employment Agreement, and $15,103 in dividends paid on unvested restricted stock.

(6)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Maxwell Employment Agreement and $1,423 in dividends paid on unvested restricted stock.

(7)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Bain Employment Agreement, and $14,795 in dividends paid on unvested restricted stock.

(8)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Bain Employment Agreement, and $6,222 in dividends paid on unvested restricted stock.

(9)
Consists of  $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Bain Employment Agreement and $668 in dividends paid on unvested restricted stock.

(10)
Consists of  $17,000 in pension benefits, $14,906 in dividends paid on unvested restricted stock, $113,454 in housing costs and $4,548 in payments for increased tax costs related to Mr. Pruckl’s expatriate assignment and relocation, each as provided for in accordance with the Pruckl Employment Agreement.

(11)
Consists of  $34,000 in pension benefits, $8,816 in dividends paid on unvested restricted stock, $95,876 in housing costs and $210,822 in payments for increased tax costs related to Mr. Pruckl’s expatriate assignment and relocation, each as provided for in accordance with the Pruckl Employment Agreement.

(12)
Consists of  $17,000 in pension benefits, $5,402 in dividends paid on unvested restricted stock, $107,676 in housing costs and $291,884 in payments for increased tax costs related to Mr. Pruckl’s expatriate assignment and relocation, each as provided for in accordance with the Pruckl Employment Agreement. Mr. Pruckl was asked to relocate to Houston, Texas from Gabon in connection with his promotion. Expats who relocate at the Company’s request, both executive and non-executive, are typically provided a housing and automobile allowance and are also made whole with respect to increased tax burdens.

(13)
Consists of  $21,000 in matching contributions by the Company to a 401(k) plan and $6,403 in dividends paid on unvested restricted stock.

(14)
Consists of  $20,700 in matching contributions by the Company to a 401(k) plan and $1,740 in dividends paid on unvested restricted stock.

(15)
Reflects matching contributions by the Company to a 401(k) plan.

(16)
Reflects matching contributions by the Company to a 401(k) plan.

Vaalco Energy, Inc.
GRANTS OF PLAN-BASED AWARDS DURING 2025
The following table presents grants of plan-based awards during the fiscal year ending December 31, 2025:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name of Executive	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards ($)(4)
George W. M. Maxwell	RS (time)*(2)	6/05/2025	—	—	—	246,805	829,268
	RS (perf.)**(3)	6/05/2025	—	—	—	356,422	1,197,578
			—	641,300	1,282,600	—	—
Ronald Y. Bain	RS (time)*(2)	6/05/2025	—	—	—	91,650	307,944
	RS (perf.)**(3)	6/05/2025	—	—	—	132,356	444,716
		—	—	349,800	699,600	—	—
Thor Pruckl	RS (time)*(2)	6/05/2025	—	—	—	121,817	409,305
	RS (perf.)**(3)	6/05/2025	—	—	—	175,922	591,098
		—	—	338,580	677,160	—	—
Matthew R. Powers	RS (time)*(2)	6/05/2025	—	—	—	62,194	208,972
	RS (perf.)**(3)	6/05/2025	—	—	—	89,817	301,785
		—	—	296,258	592,515	—	—
Casey Donohue	RS (time)*(2)	6/05/2025	—	—	—	24,554	82,501
	RS (perf.)**(3)	6/05/2025	—	—	—	35,459	81,201
				215,630	—	—	—

*
Restricted stock with a service (time) vesting restriction

**
Restricted stock with both a service (time) and a performance (share price) vesting restriction

(1)
Actual cash bonus amounts paid to the NEOs for 2025 were Mr. Maxwell: $632,963, Mr. Bain: $345,253, Mr. Pruckl: $334,178, Mr. Powers: $292,406 and Mr. Donohue: $205,371. The annual incentive bonuses were paid in 2026 but relate to 2025 performance based on performance measures that were determined by the Compensation Committee during 2025.

(2)
Amount represents the restricted stock granted on the noted date, which vests in three equal annual installments beginning one year from the date of grant.

(3)
Amounts represent the performance restricted stock granted on the noted date. Each performance share contains both a performance component and time component in order to vest. One-third of the awards vest no sooner than June 5, 2026, provided that, after the date of grant, a stock price performance hurdle of 15% above the exercise price has been achieved; one-third of the awards vest no sooner than June 5, 2027, provided that, after the date of grant, a stock price performance hurdle of 32.25% above the exercise price has been achieved; and the remaining one-third of the awards vest no sooner than June 5, 2028, provided that, after the date of grant, a stock price performance hurdle of 52.5% above the exercise price has been achieved. Each hurdle is measured using a 30-day average stock price. Each stock price performance hurdle must be achieved no later than June 5, 2035 to trigger vesting. As of April 10, 2026, all of the stock price performance hurdles have been achieved.

(4)
The amounts reflected in the table above for restricted stock and performance restricted stock are reported based upon the grant date fair value computed in accordance FASB ASC Topic 718. See Note 16, “Stock-based Compensation and Other Benefit Plans” to Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for additional detail regarding assumptions underlying the value of these equity awards.

2026 Proxy Statement
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table sets forth specific information with respect to unexercised options and unvested awards for each of our NEOs outstanding as of December 31, 2025. Except as otherwise noted in the footnotes thereto, all awards reported in the following table vest ratably over a three-year period beginning on the first anniversary of the date of grant.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units or stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
George W. M. Maxwell			—	—	32,816(1)	119,450
			—	—	94,104(2)	342,539
			—	—	246,805(3)	898,370
					356,422(4)	1,297,376
	28,277		6.41(5)	3/11/2032
		56,554	6.41(5)	3/11/2032
	108,696		4.19(6)	6/08/2033
		54,348	4.19(6)	6/08/2033
		261,545	5.96(7)	6/06/2034
Ronald Y. Bain					11,933(1)	43,436
					34,446(2)	125,383
					91,650(3)	333,606
					132,356(4)	481,776
	15,478		6.41(5)	3/11/2032
		30,954	6.41(5)	3/11/2032
	39,526		4.19(6)	6/08/2033
		19,763	4.19(6)	6/08/2033
		95,736	5.96(7)	6/06/2034
Thor Pruckl					11,933(1)	43,436
					45,784(2)	166,654
					121,817(3)	443,414
					175,922(4)	640,356
	23,522		1.23(8)	6/25/2030
	43,970		3.14(9)	3/03/2031
	11,009		6.41(5)	3/11/2032
		22,016	6.41(5)	3/11/2032
	39,526		4.19(6)	6/08/2033
		19,763	4.19(6)	6/08/2033
		127,248	5.96(7)	6/06/2034
Matthew R. Powers					6,961(1)	25,338
					23,374(2)	85,081
					62,194(3)	226,386
					89,817(4)	326,934
	23,057		4.19(6)	6/08/2033
		11,528	4.19(6)	6/08/2033
		64,966	5.96(7)	6/06/2034
Casey Donohue					24,554(3)	89,377
					35,459(4)	129,071

(1)
These amounts represent time-vested restricted stock awards granted on June 8, 2023.

Vaalco Energy, Inc.
(2)
These amounts represent time-vested restricted stock awards granted on June 6, 2024.

(3)
These amounts represent time-vested restricted stock awards granted on June 5, 2025.

(4)
These amounts represent restricted stock awards with a performance and time vest component, granted on June 5, 2025. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(5)
Represents the exercise price for stock options awarded on March 11, 2022. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(6)
Represents the exercise price for stock options awarded on June 8, 2023. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(7)
Represents the exercise price for stock options awarded on June 6, 2024. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(8)
Represents the exercise price for stock options awarded on June 25, 2020. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(9)
Represents the exercise price for stock options awarded on March 3, 2021. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

OPTION EXERCISES AND STOCK VESTED DURING THE FISCAL YEAR ENDED DECEMBER 31, 2025
The following table sets forth specific information with respect to each exercise of stock options and each vesting of restricted stock during 2025 for each of our NEOs on an aggregated basis.
	Stock Awards
Name	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George W. M. Maxwell	94,468	335,770
Ronald Y. Bain	36,009	128,524
Thor Pruckl	39,699	140,287
Matthew R. Powers	18,649	64,988
Casey Donohue	—	—

(1)
The value realized on vesting is calculated by multiplying the number of shares that vested by the closing price of a share of our common stock as reported on the NYSE on the vesting date.

2026 Proxy Statement
PENSION BENEFITS TABLE
We do not provide a pension plan or any other tax-qualified or non-tax-qualified defined benefit plan for our employees.
NONQUALIFIED DEFERRED COMPENSATION
We do not contribute to any nonqualified deferred compensation benefit plan or program, or under any contract that would provide deferred compensation benefits.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Capitalized terms used in this section and not otherwise defined in this Proxy Statement can be found in the applicable agreement attached as an Exhibit to our most recent Annual Report on Form 10-K, filed with the SEC on March 16, 2026.
NEO Employment Agreements. The Maxwell Employment Agreement provides that upon termination of Mr. Maxwell’s employment for any reason, Mr. Maxwell will be entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. Upon an involuntary termination of Mr. Maxwell’s employment by the Company except for Cause, by Mr. Maxwell for Good Reason, or due to Mr. Maxwell’s death or disability, the Company will pay Mr. Maxwell additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked). These benefits are subject to his signing a release in favor of the Company and complying with certain other covenants.
If a Change in Control occurs and Mr. Maxwell is terminated during a specified period preceding or following the Change in Control, then under certain circumstances the Company will pay Mr. Maxwell additional compensation equal to 150% of his annual base salary then in effect plus 150% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).
The Bain Employment Agreement provides that upon termination of Mr. Bain’s employment for any reason, Mr. Bain will be entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. The Bain Employment Agreement provides that, upon an involuntary termination of Mr. Bain’s employment by the Company except for Cause, by Mr. Bain for Good Reason, or due to Mr. Bain’s death or disability, the Company will pay Mr. Bain additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).
If a Change in Control occurs and Mr. Bain is terminated during a specified period preceding or following the Change in Control, then under certain circumstances, the Company will pay Mr. Bain additional compensation equal to 100% of his annual base salary then in effect plus 100% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).

Vaalco Energy, Inc.
The Pruckl Employment Agreement provides that upon termination of Mr. Pruckl’s employment for any reason, Mr. Pruckl will be entitled to receive (i) the base salary earned through the Termination Date (as defined in the Pruckl Employment Agreement), (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. The Pruckl Employment Agreement provides that, upon an involuntary termination of Mr. Pruckl’s employment by the Company except for Cause (as defined in the Pruckl Employment Agreement), by Mr. Pruckl for Good Reason (as defined in the Pruckl Employment Agreement), or due to Mr. Pruckl’s death or disability, the Company will pay Mr. Pruckl additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs calculated at the Incentive Target Percentage, as defined therein (prorated for the portion of the year actually worked), as well as provide for continued group health plan coverage for Mr. Pruckl, his eligible spouse and other dependents for a period of one year following termination.
If a Change in Control (as defined in the Pruckl Employment Agreement) occurs and Mr. Pruckl is terminated during a specified period preceding or following the Change in Control, then under certain circumstances, the Company will pay Mr. Pruckl additional compensation equal to 100% of his annual base salary then in effect plus 100% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs calculated at the Incentive Target Percentage, as defined therein (prorated for the portion of the year actually worked).
The Powers Employment Agreement provides that upon termination of Mr. Powers’ employment for any reason, Mr. Powers will be entitled to receive (i) the base salary earned before the Termination Date (as defined in the Powers Employment Agreement), (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. The Powers Employment Agreement provides that, upon an involuntary termination of Mr. Powers’ employment by the Company except for Cause (as defined in the Powers Employment Agreement), by Mr. Powers for Good Reason (as defined in the Powers Employment Agreement), or due to Mr. Powers’ death or disability, the Company will pay Mr. Powers additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs calculated at the Incentive Target Percentage, as defined therein (prorated for the portion of the year actually worked), as well as provide for continued group health plan coverage for Mr. Powers, his eligible spouse and other dependents for a period of one year following termination.
If a Change in Control (as defined in the Powers Employment Agreement) occurs and Mr. Powers is terminated during a specified period preceding or following the Change in Control, then under certain circumstances, the Company will pay Mr. Powers additional compensation equal to 100% of his annual base salary then in effect plus 100% of the greater of  (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs calculated at the Incentive Target Percentage, as defined therein (prorated for the portion of the year actually worked).

2026 Proxy Statement
Potential Payments upon Termination or Change in Control Table. The following table sets forth the incremental compensation that would be payable by us to our current NEOs in the event of the NEO’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the NEO’s voluntary resignation, involuntary termination for “cause,” involuntary termination without “cause,” termination by the executive for “good reason,” termination in connection with a “change in control,” and termination in the event of  “disability” or death, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:
•
that the termination event in question occurred on December 31, 2025 and that the contractual agreements for our named executive officers in effect as of the date of this proxy statement were in effect on such date; and

•
with respect to calculations based on our stock price, we used $3.64, which was the reported closing price of our common stock on December 31, 2025.

The analysis contained in this section does not consider or include payments made to a NEO with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our NEOs and that are available generally to all salaried employees, such as our 401 (k) plan. The actual amounts that would be paid upon a NEO’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time and the named NEO’s age and service.
Messrs. Maxwell, Bain, Pruckl and Powers are party to employment agreements, which include certain provisions relating to potential payments in the event of termination of employment in connection with a change in control, each as described above. In addition, all of our NEOs are party to equity award agreements relating to options and restricted stock granted under our incentive plans. These award agreements provide that a NEO is entitled to acceleration of outstanding grants in the event of a termination in connection with a change in control.

Vaalco Energy, Inc.
The table below indicates the estimated compensation payable by us to Messrs. Maxwell, Bain, Pruckl, Powers and Donohue, including: cash severance, health care premiums, and accelerated stock option and restricted stock award vesting, upon different termination events.
Name of Executive Officer and Type of Compensation(1)(2)	Voluntary Resignation ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Good Reason ($)	Termination in Connection with Change in Control ($)	Termination in the Event of Disability or Death ($)
George W. M. Maxwell
Cash Severance	—	—	637,132	1,911,395	637,132
Health Care Premiums	—	—	30,741	30,741	30,741
Accelerated Restricted Stock Vesting	—	—	—	1,360,359	1,360,359
Accelerated Stock Option Award Vesting	—	—	—	1,297,376	1,297,376
Total	—	—	667,873	4,599,871	3,325,608
Ronald Y. Bain
Cash Severance	—	—	405,827	811,653	405,827
Health Care Premiums	—	—	30,741	30,741	30,741
Accelerated Restricted Stock Vesting	—	—	—	502,426	502,426
Accelerated Stock Option Award Vesting	—	—	—	481,776	481,776
Total	—	—	436,568	1,826,596	1,420,770
Thor Pruckl
Cash Severance	—	—	392,809	785,618	392,809
Health Care Premiums	—	—	31,552	31,552	31,552
Accelerated Restricted Stock Vesting	—	—	—	653,504	653,504
Accelerated Stock Option Award Vesting	—	—	—	640,356	640,356
Total	—	—	424,361	2,111,030	1,718,221

2026 Proxy Statement
Name of Executive Officer and Type of Compensation(1)(2)	Voluntary Resignation ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or for Good Reason ($)	Termination in Connection with Change in Control ($)	Termination in the Event of Disability or Death ($)
Matthew R. Powers
Cash Severance	—	—	343,708	687,416	343,708
Health Care Premiums	—	—	34,614	34,614	34,614
Accelerated Restricted Stock Vesting	—	—	—	336,806	336,806
Accelerated Stock Option Award Vesting	—	—	—	326,934	326,934
Total	—	—	378,322	1,385,770	1,042,062
Casey Donohue
Cash Severance	—	—	38,077	—	—
Health Care Premiums	—	—	8,833	—	—
Accelerated Restricted Stock Vesting	—	—	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	—	—
Total	—	—	46,910	—	—
CHIEF EXECUTIVE OFFICER PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and of our Chief Executive Officer. The pay ratio included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K. To better understand this disclosure, it is important to emphasize that our compensation programs are designed to reflect local market practices across our operations. We strive to create a competitive compensation program in terms of both the position and the geographic location in which our employees are located. As a result, the Company’s compensation programs vary among local markets to provide for a competitive compensation package and we have used reasonable estimates to calculate our median employee compensation in light of these varying market practices. As of December 31, 2025, approximately 159 of the Company’s employees were employed in Gabon, 44 were based out of Egypt, 11 employees were based out of Canada, 4 employees were based out of UK, 1 employee was based out of Equatorial Guinea, 1 employee was based out of Cote d’Ivoire and 61 employees were based out of Houston, Texas.
For the year ended December 31, 2025, the total compensation for our Chief Executive Officer, Mr. Maxwell was $3,001,723. Based on the methodology described below, we determined that the median employee in terms of total 2025 compensation of all Company employees (other than Mr. Maxwell) received an estimated $113,552 in annual total compensation for 2025 (using the methodology for determining the compensation of our NEOs as reported in the Summary Compensation Table). Therefore, the estimated ratio of 2025 total compensation of our Chief Executive Officer to the median employee was approximately 26.43 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

Vaalco Energy, Inc.
For the Company’s employees in Gabon, amounts were converted from Central African CFA franc to U.S. dollars using an exchange rate of 556.44 Central African CFA francs to 1.00 U.S. dollar, which was the average exchange rate in 2025. For the Company’s employees in Egypt, amounts were converted from Egyptian pound to U.S. dollars using an exchange rate of 47.60 Egyptian pounds to 1.00 U.S. dollar, which was the average exchange rate in 2025. For the Company’s employees in Canada, amounts were converted from Canadian dollar to U.S. dollars using an exchange rate of 1.369 Canadian dollars to 1.00 U.S. dollar, which was the average exchange rate in 2025.
To determine median employee compensation, we took the following steps:
•
We identified our employee population as of December 31, 2025, which consisted of approximately 281 full-time employees.

•
With respect to employees other than Mr. Maxwell, we used SEC rules to determine total compensation for 2025 for each employee, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, bonuses, allowances, the Company’s matching contributions to the employee’s 401(k) account and the fair value of stock-based awards on the date of grant. We then identified the median employee based on total compensation.

•
Once we identified our median employee, we then calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our NEOs as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our NEOs.

2026 Proxy Statement
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the five years in the period ended December 31, 2025. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table (“SCT”) for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other Named Executive Officers (“Non-PEO NEOs”).
The following table summarizes compensation values reported in the SCT for our PEO and the average for our Non-PEO NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:
	SCT Total Compensation for Current CEO (Maxwell)(1)	Compensation Actually Paid to Current CEO (Maxwell)(1)(3)	SCT Total Compensation for Prior CEO (Bounds)(1)	Compensation Actually Paid to Prior CEO (Bounds)(1)(3)	Average SCT Total Compensation for Other NEOs(2)(3)	Average Compensation Actually Paid to Other NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (loss) ($M)	Company- Selected Performance Measure (Reserves (Standardized Measure))(4)
							Vaalco Cumulative TSR	Peer Group Cumulative TSR(4)
2025	$3,001,723	$2,185,515			$1,250,914	$1,074,713	$250.35	$166.03	$(41.39)	$410.01
2024	$3,015,493	$2,391,536			$1,171,801	$1,008,785	$280.56	$118.60	$58.49	$379.40
2023	$1,976,426	$1,952,232			$927,936	$922,348	$275.18	$134.04	$60.35	$341.93
2022	$1,718,252	$1,641,635			$830,337	$858,442	$263.72	$125.78	$51.89	$624.47
2021	$657,363	$657,363	$2,314,678	$1,344,158	$598,451	$821,005	$181.36	$94.72	$81.84	$99.26

(1)
George Maxwell has been CEO since April 19, 2021. He replaced Cary Bounds, who resigned from that role April 18, 2021.

(2)
Other NEOs for the indicated years were, for 2025, Ronald Bain, Thor Pruckl, Matthew Powers, and Casey Donohue; for 2024 and 2023, Ronald Bain, Thor Pruckl, Matthew Powers, and Jason Doornik; for 2022, Ronald Bain, David A. DesAutels, and Michael G. Silver; and, for 2021, Ronald Bain, David A. DesAutels, and Michael G. Silver.

(3)
The Company deducted from, or added to, SCT Total Compensation the amounts listed in the table below to calculate CAP in accordance with Item 402(v) of Regulation S-K. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to SCT Total Compensation related to the value of benefits under such plans.

(4)
The standardized measure of discounted future net cash flows (“Standardized Measure”) is the present value, discounted at an annual rate of 10%, of estimated future net revenues to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC, using the 12-month unweighted average of first-day-of-the-month Brent prices adjusted for historical marketing differentials, without giving effect to non-property related expenses such as certain general and administrative expenses, debt service, derivatives or to depreciation, depletion and amortization.

Vaalco Energy, Inc.
CEO
	2021 (Mr. Bounds)	2021 (Mr. Maxwell)	2022 (Mr. Maxwell)	2023 (Mr. Maxwell)	2024 (Mr. Maxwell)	2025 (Mr. Maxwell)
Total Compensation as Reported in the Summary Compensation Table (SCT)	$2,314,678	$657,363	$1,718,252	$1,976,426	$3,015,493	$3,001,723
Pension values reported in the SCT	$0	$0	$0	$0	$0	$0
Fair value of equity awards granted during the fiscal year	$(857,728)	$0	$(521,502)	$(825,002)	$(1,683,465)	$(1,659,728)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0	$0	$0	$0
Fair value of equity awards granted during the fiscal year – value at year-end	$878,910	$0	$444,885	$846,385	$1,103,325	$1,889,223
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$550,113	$0	$0	$(40,501)	$(134,806)	$(630,005)
Change in fair value from end of prior fiscal year to vesting date, for awards made in prior fiscal years that vested during current fiscal year	$888,665	$0	$0	$(17,683)	$74,747	$(450,980)
Fair value of equity compensation forfeited in current fiscal year determined at end of prior fiscal year	$(2,430,480)	$0	$0	$0	$0	$0
Dividends or other earnings paid on equity awards during the year	$0	$0	$0	$12,607	$16,241	$35,281
Compensation Actually Paid	$1,344,158	$657,363	$1,641,635	$1,952,232	$2,391,536	$2,185,515

2026 Proxy Statement
OTHER NEO AVERAGE
	2021	2022	2023	2024	2025
Total Compensation as Reported in the Summary Compensation Table (SCT)	$598,451	$830,337	$927,936	$1,171,801	$1,250,914
Pension values reported in the SCT	$0	$0	$0	$0	$0
Fair value of equity awards granted during the fiscal year	$(127,298)	$(233,665)	$(217,212)	$(463,357)	$(504,726)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$0	$0	$0	$0	$0
Fair value of equity awards granted during the fiscal year – value at year-end	$130,441	$202,087	$222,840	$303,679	$605,508
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$80,160	$49,371	$(12,770)	$(3,882)	$(177,848)
Change in fair value from end of prior fiscal year to vesting date, for awards made in prior fiscal years that vested during current fiscal year	$139,250	$164,599	$(6,594)	$23,288	$(107,584)
Fair value of equity compensation forfeited in current fiscal year determined at end of prior fiscal year	$0	$(156,497)	$0	$(29,007)	$0
Dividends or other earnings paid on equity awards during the year	$0	$2,211	$8,148	$6,262	$8,449
Compensation Actually Paid	$821,005	$858,442	$922,348	$1,008,785	$1,074,713

Vaalco Energy, Inc.
RELATIONSHIP BETWEEN PAY AND PERFORMANCE
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy that utilizes a number of short-term and long-term performance measures, not all of which are presented in the table above or graphs below. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to illustrate the relationships between information presented in the Pay versus Performance table.
Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, as well as the relationship between the Company’s cumulative TSR and the Peer Group’s TSR over such period.

2026 Proxy Statement
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and Net Income over the five most recently completed fiscal years.

Vaalco Energy, Inc.
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Reserves
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and Reserves (Standardized Measure) over the five most recently completed fiscal years.

Compensation Actually Paid Versus Reserves
(Standardized Measure)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
700
600
500
400
300
200
100
0
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CEO CAP
Average Other NEO CAP
Company-Selected Measure (Reserves (Standardized Measure))

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES FOR FISCAL YEAR 2025
The following is an unranked list of the four most important financial performance measures used to link executive compensation actually paid to our NEOs during the fiscal year 2025 with the Company’s performance. Please see the Compensation Discussion and Analysis for a further description of the metrics used in the Company’s executive compensation program.
•
Reserves (Standardized Measure)

•
WI Production (BOEPD)

•
Liquidity

•
Revenue

2026 Proxy Statement
Security Ownership of Certain Beneficial Owners and Management
The following table shows the ownership interest in Company stock as of April 10, 2026, the record date for the 2026 Annual Meeting, for (i) all those known to us by their Schedule 13 filings to be holders of more than five percent of our outstanding stock; (ii) each director, director nominee and each of our NEOs and (iii) all current directors, director nominees and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 2500 CityWest Blvd., Suite 400, Houston Texas 77042.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
Directors, Director Nominees & NEOs
George W. M. Maxwell(2)	1,116,695	1.0%
Andrew L. Fawthrop(3)	503,828	*
Edward LaFehr(4)	94,011	*
Fabrice Nze-Bekale(5)	77,516	*
Cathy Stubbs(6)	175,394	*
Ronald Y. Bain(7)	385,153	*
Thor Pruckl(8)	602,040	*
Matthew R. Powers(9)	236,302	*
Casey Donohue(10)	60,013	*
Common Stock owned by all current Directors and Executive Officers as a group (9 persons)(11)	3,250,952	3.0%
5% Shareholders:
BlackRock, Inc.(12)	7,706,432	7.2%

*
Less than 1%

(1)
As of April 10, 2026, there were 107,012,154 shares of common stock issued and outstanding.

(2)
Includes 925,374 shares directly held by Mr. Maxwell and 191,321 shares that may be acquired subject to options exercisable within 60 days.

(3)
Includes 503,828 shares directly held by Mr. Fawthrop and no shares that may be acquired subject to options exercisable within 60 days.

(4)
Includes 94,011 shares directly held by Mr. LaFehr and no shares that may be acquired subject to options exercisable within 60 days. Table does not reflect 101,314 shares to be issued to Mr. LaFehr upon his retirement, removal or resignation from the Board. These shares are in respect of awards of cash-settled deferred share units (“DSUs”) of TransGlobe Energy Corporation awarded to Mr. LaFehr prior to the business combination between Vaalco and TransGlobe in 2022.

(5)
Includes 77,516 shares directly held by Mr. Nze-Bekale and no shares that may be acquired subject to options exercisable within 60 days.

(6)
Includes 175,394 shares directly held by Ms. Stubbs and no shares that may be acquired subject to options exercisable within 60 days.

(7)
Includes 310,386 shares directly held by Mr. Bain and 74,767 shares that may be acquired subject to options exercisable within 60 days.

(8)
Includes 464,250 shares directly held by Mr. Pruckl and 137,790 shares that may be acquired subject to options exercisable within 60 days.

(9)
Includes 201,717 shares directly held by Mr. Powers and 34,585 shares that may be acquired subject to options exercisable within 60 days.

(10)
Includes 60,013 shares directly held by Mr. Donohue and zero shares that may be acquired subject to options exercisable within 60 days.

(11)
Includes an aggregate of 294,226 shares that may be acquired subject to options exercisable within 60 days.

(12)
BlackRock, Inc., on behalf of itself and certain of its affiliates, (“BlackRock”) stated in its Schedule 13G filing with the SEC on October 17, 2025 (the “BlackRock 13G filing”) that, of the 7,706,432 shares beneficially owned at September 30, 2025, it has sole voting power of 7,464,693 shares and sole dispositive power of 7,706,432 shares. According to the BlackRock 13G filing, the address of BlackRock is 50 Hudson Yards, New York, New York 10001.

Vaalco Energy, Inc.
PROPOSAL NO. 4
Approval of an Amendment to the 2020 LTIP to Increase the Number of Shares Reserved for Issuance, Revise Share Reservation and Recycling Rules and Extend its Term
OVERVIEW
We are seeking shareholder approval of the LTIP Amendment to the Company’s 2020 LTIP to (1) increase the number of shares reserved for issuance by 5,250,000, (2) revise share reservation and recycling rules to better maintain share availability, particularly in light of the Company’s pivot away from the award of stock options in favor of performance-restricted shares and (3) extend the term of the 2020 LTIP by ten (10) years, through June 4, 2036.
Our Board of Directors adopted the LTIP Amendment on April 23, 2026 upon the recommendation of our Compensation Committee, subject to shareholder approval. Our Board and our Compensation Committee approved the LTIP Amendment because they believe that the number of shares of common stock currently available under the 2020 LTIP is insufficient to meet our future equity compensation needs. They also believe that restricted shares with performance hurdles (such as hurdles based on stock price appreciation), compared to stock options, tend to foster better alignment between executive pay and company performance and greater executive share ownership. Coupled with the revisions we are seeking with respect to share reservation and recycling rules, issuing performance-restricted shares will also minimize share dilution and overhang compared to stock options. Additionally, the Board believes it is desirable to extend the term of the 2020 LTIP, which is scheduled to expire on April 27, 2030 and after which date no new awards may be granted thereunder, to preserve continuity in award terms and avoid unnecessary administrative complexity. The Board believes it desirable to increase the number of shares available for issuance under the 2020 LTIP and to make the above-described revisions to the 2020 LTIP in order to (i) continue to promote shareholder value by providing appropriate incentives to key employees and certain other individuals who perform services for our Company and (ii) continue awarding our non-employee directors with restricted stock and other forms of equity compensation as a means to retain capable directors and attract and recruit qualified new directors in a manner that promotes ownership of a proprietary interest in our Company.
The following table provides information regarding shares available for issuance under the 2020 LTIP:
Shares available for issuance under the LTIP as of March 31, 2026	666,926
Shares awarded in 2024	(2,305,100)(1)
Shares awarded in 2025	(4,043,142)(1)
Shares added to LTIP as a result of cancellation, forfeiture or expiration of awards	898,657
Shares available for issuance under the LTIP as of April 10, 2026	666,926

(1)
The aggregate number of shares available for issuance as awards under the 2020 LTIP (i) is reduced by two shares for each share delivered in settlement of awards that are Full Value Awards (as defined below) and by one share for each share delivered in settlement of awards that are not Full Value Awards, and (ii) similarly increased by two shares for each share subject to awards that are Full Value Awards and by one share for each share subject to awards that are not Full Value Awards that are cancelled, forfeited or expire and returned to the 2020 LTIP. A “Full Value Award” is an award with a net benefit to the participant, without regard to certain restrictions that would otherwise apply to the award, equal to the aggregate fair market value of the total shares of common stock subject to the award and may include awards of restricted stock and restricted stock units, but not stock options or stock appreciation rights. One of the revisions we are seeking in the LTIP Amendment is the elimination of the need to “double reserve” Full Value Awards as described above in this footnote.

2026 Proxy Statement
Based on historical equity grant practices and our expectations regarding our growth, we estimate that if the LTIP Amendment is not approved by our shareholders at the Annual Meeting, the number of shares currently reserved for issuance pursuant to awards under the 2020 LTIP will be insufficient to make even one Company-wide grant of equity awards to eligible participants. If our shareholders do not approve the LTIP Amendment at the Annual Meeting, the 2020 LTIP will continue in effect in its current form as the framework for our equity incentive compensation program until the shares of common stock reserved for issuance thereunder are exhausted or until the 2020 LTIP expires pursuant to its terms, whichever occurs first. At that time, we will lose an important compensation tool that is designed to attract, motivate and retain highly qualified talent and more closely align our employees’ interests with our shareholders’ interests.
If the LTIP Amendment is approved by our shareholders at the Annual Meeting, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for issuance under the 2020 LTIP, as well as previously issued shares that have been forfeited and returned to the 2020 LTIP.
We believe the LTIP Amendment is essential to the Company’s future success and encourage shareholders to vote in favor of its approval.
DETERMINATION OF SHARE INCREASE
In evaluating the advisability of the LTIP Amendment and determining the size of the proposed increase, the Compensation Committee and the Board of Directors considered a number of factors, including the following:
Importance of Long-Term Equity Incentives. Long-term equity incentives are a significant component of our executive compensation program because they provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws. Long-term equity incentives also motivate executives to make decisions that focus on creating long-term value for shareholders. As illustrated above under “Executive Compensation — 2025 Summary Compensation Table,” equity awards accounted for approximately 55% of our Chief Executive Officer’s total compensation in 2025 and approximately 38%, on average, of the total compensation for each of our other NEOs in 2025.
Equity incentives are also an important part of our compensation program for non-executive employees. The ability to continue to grant equity compensation is vital to our employee recruitment and retention efforts.
Burn Rate and Dilution Analysis. We are committed to managing the use of equity incentives prudently and maintaining a balance between the benefits that equity compensation brings to our compensation program and the dilutive effect the awards have on our shareholders. In evaluating the proposed LTIP Amendment, the Compensation Committee and the Board of Directors reviewed various metrics, such as dilution and burn rate, in the context of our historical equity compensation practices as well as the expected impact of the proposed LTIP Amendment. The potential dilution from the proposed share increase is 4.9%, based on the total number of shares of common stock outstanding as of April 10, 2026. We manage dilution by limiting the aggregate number of shares that we grant each year pursuant to awards under the 2020 LTIP, which is commonly referred to as “burn rate.” Burn rate is a measure that is used to show how quickly a company is depleting the shares reserved for issuance under its equity compensation plan. Burn rate is defined as, in a given fiscal year, the number of shares subject to time-based equity granted and performance-based equity awards earned and vested, divided by the weighted average number of shares outstanding.

Vaalco Energy, Inc.
The following table sets forth our annual dilution, burn rate and overhang in 2025.
2025 Burn Rate and Dilution Calculation
2025 Burn Rate Calculation
Performance Options Granted	—	*
Restricted Shares Granted	1,460,961	1.40%
Performance Shares Granted	789,976
Restricted Stock Units Granted	331,244	*
Weighted-Average Common Shares Outstanding (12/31/2025)	104,054,578
Burn Rate Value for 2025 Equity Awards		2.50%
2025 Potential Dilution
Outstanding Equity Awards
Performance Options	1,097,482	1%
Restricted Stock	1,963,925	1.80%
Restricted Stock Units	415,756	*
Shares Available for Future Issuance (as of April 10, 2026)	666,926	*
New Shares for Approval	5,250,000	4.9%
Common Shares Outstanding (Record Date)	107,012,154
Total Potential Dilution		8.8%

*
Less than 1%

Expected Duration. We estimate that the shares reserved for issuance pursuant to awards under the proposed LTIP Amendment should be sufficient to fund an additional three years (2026 through 2028) of Company-wide grants of equity awards to eligible participants, including our NEOs and non-employee directors, assuming that we continue to grant awards consistent with our historical usage, but noting that future circumstances may require us to change our practices. Expectations regarding future share usage could be impacted by a number of factors, including but not limited to hiring and promotion activity, the future price of our common stock and the rate at which shares are returned to the 2020 LTIP reserve upon forfeiture of awards. While we believe that our underlying assumptions are reasonable, future share usage may differ from current expectations.

2026 Proxy Statement
TEXT OF THE AMENDMENT
The LTIP Amendment would increase the maximum number of shares of common stock that we may issue pursuant to awards under the 2020 LTIP by 5,250,000 shares, from 14,750,000 shares to 20,000,000 shares. To reflect such increase, Section 5.1 of the 2020 LTIP would be amended and restated in its entirety as follows:
“5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty million (20,000,000), all of which shall be subject to Incentive Stock Option treatment. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.”(1)
(1)
For ease of treasury administration, although the Compensation Committee has no present plans to award Incentive Stock Options or other stock options, the above provision of the LTIP Amendment, in addition to adding available shares, also removes the limitation on the number of shares that are subject to Incentive Stock Option treatment.

The LTIP Amendment also allows for shares that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings to be again made available for awards, and eliminates the provision that requires the Company to reserve two shares for each one share of Full Value Award, by amending and Sections 5.3 and 5.4, respectively, as follows:
“5.3 Reuse of Shares. (a) To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled shall again be available for awards under Section 5.1 of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall again be available for awards under Section 5.1 of this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award is in cash.
(b) Effective on the date that the stockholders of the Company approve this Plan, and except as otherwise set forth in this Section 5.3(a), above, the Prior Plan shall immediately and automatically become irrevocably frozen as follows: (i) thereafter no awards shall be granted under the Prior Plan, and (ii) awards that were granted and outstanding as of such date shall continue to exist in accordance with the terms of such underlying award agreements and the terms of the Prior Plan.
5.4 Share Reservation Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced on a one-for-one basis for each share delivered in settlement of Awards.”
The LTIP Amendment also extends the term of the 2020 LTIP, which is currently scheduled to expire on April 27, 2030, to June 4, 2036. To reflect such extension, Article 10 of the 2020 LTIP would be amended and restated in its entirety as follows:
“ARTICLE 10. TERM. The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on June 4, 2036, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.”

Vaalco Energy, Inc.
NEW PLAN BENEFITS
All awards to employees, officers, contractors and outside directors under the 2020 LTIP, as amended, will be made at the discretion of the Compensation Committee. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2020 LTIP, as amended, because the grant of awards and the terms of such awards are to be determined in the sole discretion of the Compensation Committee at the time of grant. All of our employees, including the NEOs, as well as contractors providing services to the Company and our outside directors are potential recipients of awards under the 2020 LTIP, as amended.
The foregoing summary of the LTIP Amendment does not purport to be complete and is qualified in its entirety by the full text of the 2020 LTIP and the LTIP Amendment, attached hereto as Appendixes A-1 through A-4, respectively.
The closing price of a share of our common stock on the NYSE on the record date was $5.80 per share.
As of the record date, there were 189 employees and contractors eligible to participate in our 2020 LTIP.
Below is the Equity Compensation Plan Information table that was included in our most recent Annual Report on Form 10-K filed with the SEC.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issues under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,097,482	$5.30	483,624
Total	1,097,482	$5.30	483,624
VOTE REQUIRED
The approval of the LTIP Amendment requires the affirmative vote of a majority of votes cast affirmatively or negatively.
For this proposal, abstentions and broker non-votes will not be considered “votes cast” and will have no effect on the vote. If you are a beneficial owner of shares that are held of record by a broker, you must give the broker instructions to vote your shares with respect to the LTIP Amendment if you wish for your shares to be voted. If you are a stockholder of record and submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendation.
BOARD RECOMMENDATION
The Board recommends that shareholders vote “FOR” the approval of an amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to increase the number of shares reserved for issuance pursuant to awards.

2026 Proxy Statement
Other Matters
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the SEC. Based solely on a review of copies of the reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met, except that, due to difficulties arising from the Company’s transition to the SEC’s EDGAR Next platform, Mr. Donohue’s Form 3 (his initial statement of beneficial ownership of the Company’s securities) was filed late on April 3, 2025.
SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Shareholders who desire to present proposals at the 2027 Annual Meeting of Shareholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit their proposals to us at our principal executive offices not later than the close of business on December 25, 2026. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2027 proxy statement. If the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the 2027 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2027 Annual Meeting.
Our bylaws provide that shareholders may nominate persons for election to the Board or bring any other business before the shareholders (other than matters properly brought under Rule 14a-8) at the 2027 Annual Meeting of Shareholders only by sending to Vaalco’s Corporate Secretary a notice containing the information required by our bylaws no earlier than the close of business on February 4, 2027 and no later than the close of business on March 6, 2027. If we schedule our 2027 Annual Meeting to a date that is more than 30 days before or 60 days after June 4, 2027, then such notice must be delivered no earlier than the close of business 120 days before such annual meeting, and no later than the close of business 90 days before the annual meeting, unless Vaalco gives notice of the date of such annual meeting less than 100 days before the date of the annual meeting, in which case the notice must be delivered no later than the 10th days following the date public notice of the annual meeting is given by Vaalco. The shareholder’s written notice must include information about the proposed nominee, including name, age, business address, number of shares of our common stock beneficially owned, and any other information required in proxy solicitations for the contested election of directors, including employment history, participation as a director of other public or private corporations, and information about any relationship or understanding between the proposing shareholder and the candidate or any other person (naming that person) pursuant to which the nomination is to be made. In addition, the shareholder giving the notice must include the information required under our bylaws, including, but not limited to the following information: such shareholder’s name, record address, number of shares of our common stock beneficially owned, any short positions held in our securities, other information about his or her ownership of our securities, and a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which each nomination is to be made by the shareholder.
Pursuant to Rule 14a-19 under the Exchange Act, we are required to include on our proxy card all nominees for director for whom we have received notice under the Rule 14a-19, which must be received no later than 60 calendar days prior to the anniversary of the Annual Meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than April 5, 2027. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.

Vaalco Energy, Inc.
CONTACT INFORMATION
Shareholder proposals or nominations and other requests for information should be sent to:
Vaalco Energy, Inc.
2500 CityWest Blvd., Suite 400
Houston, Texas 77042
Attention: Corporate Secretary
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to (i) estimates of future drilling, production, sales and costs of acquiring crude oil, natural gas and natural gas liquids;; (ii) expectations regarding future exploration and the development, growth and potential of Vaalco’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (iii) expectations regarding future acquisitions, investments or divestitures; (iv) expectations of future dividends and other potential returns to shareholders; (v) expectations of future balance sheet strength; and (vi) expectations of future equity and enterprise value.
Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome of any cost audits undertaken by the Cote d’Ivoire government; timing and amounts of any decommissioning or other wind up costs relating to any acquired Nigerian assets; declines in oil or natural gas prices; the level of success in exploration, development and production activities; actions of joint-venture partners risks relating to any unforeseen liabilities of Vaalco; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the impact and costs of compliance with laws and regulations governing oil and gas operations; the risks described under the caption “Risk Factors” in Vaalco’s filings with the SEC, including its most recent Annual Report on Form 10-K filed with the SEC.

2026 Proxy Statement
Dividends beyond the first quarter of 2026 have not yet been approved or declared by the Board. The declaration and payment of future dividends remains at the discretion of the Board and will be determined based on Vaalco’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board. The Board reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on Vaalco common stock, the Board may revise or terminate the payment level or buyback terms at any time without prior notice.
OTHER MATTERS
We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.
By Order of the Board of Directors,
Andrew L. Fawthrop
Chair of the Board
Houston, Texas
April 24, 2026

Vaalco Energy, Inc.
APPENDIX A-1
Vaalco Energy, Inc. 2020 Long Term Incentive Plan
The VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of VAALCO Energy, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders.
ARTICLE 1.
Purpose
The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:
a.
increase the interest of such persons in the Company’s welfare;

b.
furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

c.
provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2.
Definitions
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1 “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.
2.2 “Authorized Officer” is defined in Section 3.2(b) hereof.
2.3 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.4 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.5 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.6 “Board” means the board of directors of the Company.

2026 Proxy Statement
2.7 “Change in Control” means the occurrence of any one or more of the following events:
a.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 2.7(c) below are satisfied;

b.
Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

c.
The consummation of a Merger involving the Company, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

d.
The consummation of a sale, or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

e.
The approval by the stockholders of the Company of a plan for the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2.7, to the extent that any payment (or acceleration of payment) hereunder is considered to be deferred compensation that is subject to, and not exempt under, Section 409A of the Code, then the term Change in Control hereunder shall be construed to have the meaning as set forth in Section 409A of the Code with respect to the payment (or acceleration of payment) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change in Control definition (above) as determined by the Incumbent Board.
2.8 “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
2.9 “Code” means the United States Internal Revenue Code of 1986, as amended.

Vaalco Energy, Inc.
2.10 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
2.11 “Common Stock” means the common stock, par value $0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.12 “Company” means VAALCO Energy, Inc., a Delaware corporation, and any successor entity.
2.13 “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.14 “Corporation” means any entity that (a) is defined as a corporation under Section 7701 of the Code and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.15 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.
2.16 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.17 “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period.
2.18 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.19 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act.
2.20 “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 7.2. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”
2.21 “Exercise Date” is defined in Section 8.3(b) hereof.
2.22 “Exercise Notice” is defined in Section 8.3(b) hereof.
2.23 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date (as determined by the Committee, in its discretion), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system,

2026 Proxy Statement
the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
2.24 “Full Value Awards” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.
2.25 “Immediate Family Members” is defined in Section 15.8 hereof.
2.26 “Incentive” is defined in Section 2.3 hereof.
2.27 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.28 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.29 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.30 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.31 “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.32 “Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.33 “Participant” means an Employee, Contractor or an Outside Director to whom an Award is granted under this Plan.
2.34 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.35 “Performance Goal” means any of the Performance Criteria set forth in Section 6.10 hereof.
2.36 “Plan” means this VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended from time to time.
2.37 “Prior Plan Awards” means (a) any awards under the Prior Plans that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the Prior Plans that, on or after the Effective Date are settled in cash.
2.38 “Prior Plans” means the VAALCO Energy, Inc. 2014 Long Term Incentive Plan.
2.39 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
2.40 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

Vaalco Energy, Inc.
2.41 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock and/or cash at such time as such units are no longer subject to restrictions as established by the Committee.
2.42 “Restriction Period” is defined in Section 6.4(b)(i) hereof.
2.43 “Retirement” shall have the meaning set forth in the Participant’s Award Agreement; provided that, if such Award Agreement does not define such term, Retirement shall mean the Participant’s voluntary Termination of Service for age on or after the date such Participant attains the normal retirement age of sixty-five (65) years.
2.44 “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.45 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.46 “Spread” is defined in Section 12.4(b) hereof.
2.47 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.48 “Subsidiary” means (a) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (b) any limited partnership, if the Company or any corporation described in item (a) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (a) above or any limited partnership listed in item (b) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.49 “Tenure Award” means an Award that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries.
2.50 “Termination of Service” occurs when a Participant who is (a) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (b) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (c) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law or to the extent otherwise provided in a Participant’s Award Agreement, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.50, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of  “Termination of Service” for purposes of such Award shall be the definition of  “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.51 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six

2026 Proxy Statement
(6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of  “Total and Permanent Disability” for purposes of such Award shall be the definition of  “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
ARTICLE 3.
Administration
3.1 General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
3.2 Designation of Participants and Awards.
a.
The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

b.
Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan, and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority (x) shall specify the total number of shares of Common Stock that may be made subject to such Awards, and set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards (if applicable), (y) shall not authorize an officer to designate himself as a recipient of any Award, and (z) must comply in all material respects with the requirements of Applicable Law, including, Section 152 of Delaware General Corporation Law or any successor thereto.

3.3 Authority of the Committee. The Committee, in its discretion, shall (a) interpret the Plan and Award Agreements, (b) prescribe, amend, and rescind any rules and regulations and sub-plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the administration of the Plan, (c) establish performance goals for an Award and certify the extent of their achievement, and (d) make such other

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determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
Except as set forth in Section 3.2(b) above, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b 3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4.
Eligibility
Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5.
Shares Subject To Plan
5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is five million five hundred thousand (5,500,000) shares plus any Prior Plan Awards, of which up to one million (1,000,000) shares may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.2 Share Limits. Subject to adjustment pursuant to Articles 11 and 12, (a) the maximum number of shares of Common Stock that may be granted (in the case of Stock Options and SARs) or that may vest (in the case of Full Value Awards) with respect to a Participant during any calendar year is two million (2,000,000) shares of Common Stock, and (b) the maximum aggregate cash payout (with respect to any Incentive paid out in cash) which may be paid to a Participant during any calendar year is ten million dollars ($10,000,000).
5.3 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled

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shall again be available for awards under Section 5.1 of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.
5.4 Fungible Share Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 2.0 shares for each share delivered in settlement of Awards that are Full Value Awards and one share for each share delivered in settlement of Awards that are not Full Value Awards. Any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 5.2 shall be added back to the Plan as 2.0 shares if such shares were subject to Awards that are Full Value Awards and one share if such shares were subject to Awards that are not Full Value Awards.
5.5 Limitation on Outside Director Awards. No Outside Director may be granted any Award or Awards denominated in shares that exceed in the aggregate $500,000 in Fair Market Value (such Fair Market Value computed as of the Date of Grant) in any calendar year period, plus an additional $500,000 in Fair Market Value (determined as of the Date of Grant) for one-time awards to a newly appointed or elected Outside Director. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.
ARTICLE 6.
Grant Of Awards
6.1 In General.
a.
The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

b.
If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

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c.
Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (a) the number of shares of Common Stock awarded, (b) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (c) the time or times within which such Award may be subject to forfeiture, (d) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (e) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.
a.
Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

b.
Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

i.
Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

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ii.
Except as provided in sub-paragraph (a) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

iii.
The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.

iv.
Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (1) the Company shall be obligated to, or (2) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its

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sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any SAR granted hereunder.
6.6 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.
6.7 Performance Awards.
a.
(a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

b.
If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

c.
(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be

2026 Proxy Statement
specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (a) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (b) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights. No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.
6.9 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.
6.10 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals established by the Committee, which may include, but are not limited to, one or more or any combination of the following business criteria: cash flow (including, but not limited to, operating cash flow; free cash flow or cash flow return on capital or investments); cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit (including, but not limited to, gross profit; profit growth; net operating profit; profit before tax; economic profit; net profit or profit margins); profit-related return ratios; earnings or income (including, but not limited to, earnings or income before or after taxes; earnings or income before interest and taxes; earnings or income before interest, taxes, depreciation and amortization, earnings or income per share (whether on a pre-tax, after-tax, operational or other basis); or operating earnings or income); gross margin; capital expenditures; expenses or expense levels; expense targets (including, without limitation, reserve replacement costs and finding and development costs); economic value added; ratio of operating earnings to capital spending or any other operating ratios; sales (including, but not limited to, net sales; sales growth; or net sales growth (measured either in dollars, volumes of hydrocarbon production, or other objective and specific criteria as designated by the Committee); productivity ratios; growth measures; turnover of assets, capital, or inventory (including, without limitation, reserve additions or revisions, and economic value added from reserves); margins; measures of health, safety or environment; operating efficiency (including, without limitation, project completion time, budget goals, operational downtime, rig utilization, and similar matters); customer service or satisfaction; debt ratios (e.g., debt to equity and debt to total capital); working capital targets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; price of the Company’s Common Stock; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (a) events that are of an unusual nature or indicate infrequency of occurrence, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, (d) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (e) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by

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the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
6.11 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.
6.12 No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (a) amending a Stock Option or SAR to reduce its exercise price or base price, (b) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.
6.13 Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
ARTICLE 7.
Award Period; Vesting
7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service, except as otherwise may be provided in the Award Agreement. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
7.2 Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2. Except as otherwise provided herein, no Incentive (nor any portion of an Incentive, even on a pro rata basis) may vest earlier than one (1) year after the Date of Grant; provided, however, with respect to grants of Awards made on the date of an Annual Stockholders Meeting to Outside Directors, such one (1) year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant (but not less than fifty (50) weeks following the Date of Grant). Except as otherwise provided herein, the Committee may not accelerate the date on which all or any portion of an Award may be vested or waive the Restriction Period on a Full Value Award except upon (a) the Participant’s death or Total and Permanent Disability; (b) Retirement; or (c) upon a Change in Control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 7.2, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

2026 Proxy Statement
ARTICLE 8.
Exercise Or Conversion Of Incentive
8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.
8.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
8.3 Exercise of Stock Option.
a.
In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

b.
Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof  (the “Exercise Date”) with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (i) cash or check, bank draft, or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (iii) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, (iv) by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise), and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 8.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.

c.
Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof  (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the

Vaalco Energy, Inc.
Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
d.
Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4 SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:
a.
cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

b.
that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

c.
the Company may settle such obligation in part with shares of Common Stock and in part with cash. The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

2026 Proxy Statement
ARTICLE 9.
Amendment or Discontinuance
Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 10.
Term
The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 11.
Capital Adjustments
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (a) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (b) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (c) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (d) the Option Price of each outstanding Award, (e) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (f) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Vaalco Energy, Inc.
Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 12.
Recapitalization, Merger And Consolidation
12.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof  (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
12.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof  (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
a.
giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

b.
in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock,

2026 Proxy Statement
the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.
ARTICLE 13.
Liquidation Or Dissolution
Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (a) sell all or substantially all of its property, or (b) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.
ARTICLE 14.
Incentives in Substitution for Incentives Granted by Other Entities
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.
ARTICLE 15.
Miscellaneous Provisions
15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
15.2 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

Vaalco Energy, Inc.
15.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaivable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.
15.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
15.5 Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
15.6 Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
15.7 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion,

2026 Proxy Statement
so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of  (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.
15.8 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.
Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (a) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (d) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (e) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.
Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.
15.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
15.10 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof  (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
On the face of the certificate:
“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”

Vaalco Energy, Inc.
On the reverse:
“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN, AND THAT CERTAIN AWARD AGREEMENT ENTERED INTO BY AND BETWEEN THE COMPANY AND THE PARTICIPANT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN HOUSTON, TEXAS NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.”
The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.”
15.11 Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.
A copy of this Plan shall be kept on file in the principal office of the Company in Houston, Texas.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 27, 2020, by its Chief Executive Officer pursuant to prior action taken by the Board.
By:/s/ Cary Bounds
Cary M. Bounds
Chief Executive Officer

2026 Proxy Statement
APPENDIX A-2
First Amendment to Vaalco Energy, Inc. 2020 Long Term Incentive Plan
This FIRST AMENDMENT TO THE VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN (this “Amendment”), effective as of June 3, 2021, is made and entered into by VAALCO Energy, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of April 27, 2020 (the “2020 Plan”).
RECITALS
WHEREAS, pursuant to Article 9 of the 2020 Plan, the Board may, at any time and from time to time, amend the 2020 Plan, provided that, under certain circumstances, such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon;
WHEREAS, the Company desires to amend the 2020 Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2020 Plan from 5,500,000 shares to 9,250,000 shares of Common Stock;
WHEREAS, the Board approved this Amendment on March 3, 2021, subject to approval by the Company’s stockholders; and
WHEREAS, this Amendment was submitted to the stockholders of the Company for their approval and was approved on June 3, 2021.
NOW, THEREFORE, in accordance with Article 9 of the 2020 Plan, the Company hereby amends the 2020 Plan as follows:
1. Section 5.1 of the 2020 Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:
5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is nine million two hundred fifty thousand (9,250,000) shares plus any Prior Plan Awards, of which up to one million (1,000,000) shares may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

Vaalco Energy, Inc.
APPENDIX A-3
Second Amendment to Vaalco Energy, Inc. 2020 Long Term Incentive Plan
This SECOND AMENDMENT TO THE VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN (this “Amendment”), effective as of June 6, 2024, is made and entered into by VAALCO Energy, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of April 27, 2020 (as amended by the First Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of June 3, 2021, the “2020 Plan”).
RECITALS
WHEREAS, pursuant to Article 9 of the 2020 Plan, the Company’s Board of Directors (the “Board”) may, at any time and from time to time, amend the 2020 Plan, provided that, under certain circumstances, such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon;
WHEREAS, the Company desires to amend the 2020 Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2020 Plan from 9,250,000 shares to 14,750,000 shares of Common Stock;
WHEREAS, the Board approved this Amendment on April 19, 2024, subject to approval by the Company’s stockholders; and
WHEREAS, this Amendment was submitted to the stockholders of the Company for their approval and was approved on June 6, 2024.
NOW, THEREFORE, in accordance with Article 9 of the 2020 Plan, the Company hereby amends the 2020 Plan as follows:
1. Section 5.1 of the 2020 Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:
5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is fourteen million seven hundred fifty thousand (14,750,000) shares plus any Prior Plan Awards, of which up to one million (1,000,000) shares may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
2. Except as expressly amended by this Amendment, the 2020 Plan shall continue in full force and effect in accordance with the provisions thereof.

2026 Proxy Statement
APPENDIX A-4
(Proposed) Third Amendment to Vaalco Energy, Inc. 2020 Long Term Incentive Plan
This Third Amendment (this “Amendment”) to the VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN (the “Plan”), effective as of June 4, 2026, is made and entered into by VAALCO Energy, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, pursuant to Article 9 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan provided that, under certain circumstances, such amendment must be approved by the requisite vote of the shareholders of the Company entitled to vote thereon;
WHEREAS, the Company desires to amend the Plan to:
(1)
revise certain provisions of Section 5.1 thereof to increase the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan, and remove the limitation on the number of shares that are subject to Incentive Stock Option treatment;

(2)
revise certain provisions of Section 5.3 thereof pertaining to the reuse of shares;

(3)
revise Section 5.4 thereof to eliminate the Fungible Share Provision thereof; and

(4)
extend the term of the Plan;

WHEREAS, the Board approved this Amendment on April 23, 2026, subject to approval by the Company’s shareholders; and
WHEREAS, this Amendment was submitted to the shareholders of the Company for their approval and was approved on June 4, 2026.
NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:
1. Section 5.1 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:
5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is twenty million (20,000,000), all of which shall be subject to Incentive Stock Option treatment. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
2. Section 5.3 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.3:
5.3 Reuse of Shares.
(a) To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled shall again be available for awards under Section 5.1 of this Plan. Awards that may be satisfied either by the issuance of

Vaalco Energy, Inc.
shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall again be available for awards under Section 5.1 of this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award is in cash.
(b) Effective on the date that the stockholders of the Company approve this Plan, and except as otherwise set forth in this Section 5.3(a), above, the Prior Plan shall immediately and automatically become irrevocably frozen as follows: (i) thereafter no awards shall be granted under the Prior Plan, and (ii) awards that were granted and outstanding as of such date shall continue to exist in accordance with the terms of such underlying award agreements and the terms of the Prior Plan
3. Section 5.4 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.4:
5.4 Share Reservation Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced on a one-for-one basis for each share delivered in settlement of Awards.
4. Article 10 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Article 10:
ARTICLE 10. TERM. The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on June 4, 2036, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
5. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

2500 CityWest Blvd., Suite 400
Houston, Texas 77042
713.623.0801
www.vaalco.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V96236-P51386 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees: 3. To approve, on an advisory basis, the compensation of our named executive officers; and 4. To approve amendments to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan to increase the number of shares reserved for issuance, revise share reservation and recycling rules, and extend the term of such plan. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026; These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment or postponement thereof, only if you were a stockholder of record at the close of business on April 10, 2026. Please indicate if you plan to attend this meeting. Please note a meeting admission ticket and form of photo ID are required for admission. NOTE: The shares represented by this proxy card when properly executed will be voted in the manner directed above by the undersigned. If no direction is made, this proxy card will be voted FOR all nominees listed in Proposal 1, and FOR proposals 2, 3, and 4. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the proxies will vote in their discretion. 1. To elect five directors, each for a term of one year; Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VAALCO ENERGY, INC. The Board of Directors recommends you vote FOR the following: 01) Andrew L. Fawthrop 02) George W. M. Maxwell 03) Cathy Stubbs 04) Fabrice Nze-Bekale 05) Edward LaFehr VAALCO ENERGY, INC. 2500 CITYWEST BLVD., SUITE 400 HOUSTON, TEXAS 77042 VOTE BY INTERNET — www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! SCAN TO VIEW MATERIALS & VOTE w

V96237-P51386 VAALCO ENERGY, INC. Annual Meeting of Stockholders June 4, 2026 9:00 AM CDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints George W. M. Maxwell and Andrew L. Fawthrop, or either of them, as proxies, with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all shares of Common Stock of VAALCO ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Daylight Time on June 4, 2026 at the Hilton Houston Westchase, 9999 Westheimer Road, Houston, TX 77042, and any adjournment or postponement thereof, and with discretionary authority to vote on all other matters that may properly come before the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED. Continued and to be signed and dated on reverse side Annual Meeting Admission Ticket You must bring this ticket and a form of photo ID to be admitted to the Annual Meeting. This ticket admits only the named stockholder. For the safety of attendees, all bags, briefcases and other containers are subject to search. VAALCO Energy, Inc.’s 2026 Annual Meeting of Stockholders will be held at 9:00 AM, Central Daylight Time, on June 4, 2026, at the Hilton Houston Westchase, 9999 Westheimer Road, Houston, TX 77042. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 10-K Wrap are available at www.proxyvote.com.